STOCK PURCHASE AGREEMENT
                                     AMONG
                             EMCARE HOLDINGS INC.,
                                 EMCARE, INC.,
               MEDICAL EMERGENCY SERVICE ASSOCIATES (MESA), S.C.
                              AND ITS STOCKHOLDERS

                                 APRIL 1, 1996





                                TABLE OF CONTENTS

I. CONVERSION AND PURCHASE AND SALE OF SHARES................................1
       Section 1.1 Purchase and Sale of the Shares...........................1
       Section 1.2 Conversion................................................2
       Section 1.3 Effective Date............................................2
       Section 1.4 No Transfers of Target Shares.............................2

II. PAYMENT FOR THE TARGET SHARES............................................2
       Section 2.1 Payment Agent.............................................2
       Section 2.2 Delivery of Closing Date Cash and Closing Date
            Shares...........................................................2
       Section 2.3 Determination of Number of Parent Shares..................3
       Section 2.4 Delivery of Target Share Certificates.....................3
       Section 2.5 Contract Retention Payments...............................3
       Section 2.6 Performance Payments......................................3
       Section 2.7 Incentive Earnout Payments................................4
       Section 2.8 Calculation of the Adjusted Net Income....................4
            (a) Disagreement With the Calculation............................4
            (b) Fees of the Certified Public Accountants.....................5
       Section 2.9 Final Balance Sheet.......................................5
            (a) Final Balance Sheet Liabilities..............................5
            (b) Disagreement With the Final Balance Sheet....................5
            (c) Fees of the Certified Public Accountants.....................6
            (d) Adjustment to Closing Date Cash..............................6
       Section 2.10 Allocation of the Sale Consideration.....................6
       Section 2.11 Withholding..............................................7
       Section 2.12 Restriction on the Transfer of the Parent Shares.........7
       Section 2.13 Lack of Marketability....................................7
            (a) No Registration..............................................7
            (b) No Transfer..................................................8
            (c) Limited Registration Rights..................................8

III. REGISTRATION RIGHTS.....................................................8
       Section 3.1 Piggyback Registration Rights.............................8
            (a) Piggyback Registration Rights Election.......................8
            (b) Underwriter's Cutback........................................8
       Section 3.2 Demand Registration Rights................................9
            (a) Demand Registration Statement................................9
            (b) Delay in Filing the Demand Registration Statement............9
            (c) Ineffective Demand Registration Statement...................10
       Section 3.3 Preparation of a Stockholder Registration Statement......10
       Section 3.4 Underwritten Offerings...................................10
       Section 3.5 Blue Sky Registrations...................................10

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       Section 3.6 Expenses.................................................10
       Section 3.7 Indemnification..........................................10
            (a) Indemnification by the Stockholders.........................11
            (b) Indemnification by the Parent...............................11
            (c) Other Agreements............................................11
       Section 3.8 Copies of the Prospectus.................................11
       Section 3.9 Legal Opinions and Comfort Letters.......................12
       Section 3.10 Registration Rights Nontransferable.....................12

IV. CLOSING.................................................................12
       Section 4.1 Consummation of the Conversion and Sale..................12
       Section 4.2 Conditions to the Parent's and the Company's
            Obligation to Consummate the Sale...............................12
            (a) Representations and Warranties..............................12
            (b) Covenants...................................................12
            (c) Medical Services Subcontract and Assignment of
                  Physician Contracts.......................................13
            (d) Transfer of Miscellaneous Assets............................13
            (e) Closing Certificate.........................................13
            (f) Consents....................................................13
            (g) Addendum to Physician Stockholder Employment Agreements.....13
            (h) Target Lease Amendment......................................13
            (i) No Material Adverse Change..................................13
            (j) Legal Opinion...............................................13
            (k) Target Secretary's Certificate..............................13
            (l) Wagner Litigation...........................................14
            (m) Release of Kirchoff Guaranty................................14
            (n) Due Diligence...............................................14
            (o) Books and Records...........................................14
            (p) Resignations................................................14
            (q) Employee Benefit Plans......................................14
            (r) Former Stockholder Obligations..............................15
            (s) Other.......................................................15

       Section 4.3 Conditions to the Target's and the Stockholders'
            Obligation to Consummate the Sale...............................15
            (a) Representations and Warranties..............................15
            (b) Covenants...................................................15
            (c) Closing Certificate.........................................15
            (d) No Material Adverse Change..................................15
            (e) Legal Opinion...............................................15
            (f) Parent Secretary's Certificate..............................15
            (g) Company Secretary's Certificate.............................16
            (h) Service Corporation Secretary's Certificate.................17
            (i) Addendum to Physician Stockholder Employment Agreements.....17
            (j) Other.......................................................17

V. REPRESENTATIONS AND WARRANTIES...........................................17
       Section 5.1 Representations and Warranties of the Parent and the
            Company.........................................................17

            (a) Organization of the Parent..................................18
            (b) Organization of the Company.................................18
            (c) Power and Authority of the Parent...........................18
            (d) Power and Authority of the Company..........................18
            (e) Execution, Delivery, and Enforceability.....................18
            (f) Consents....................................................18
            (g) Conflicts...................................................18
            (h) Permits.....................................................19
            (i) Regulatory Filings..........................................19
            (j) Issuance of the Parent Shares...............................19
            (k) No Broker...................................................19
            (l) Compliance With Applicable Laws.............................19
            (m) Funding of the Acquisition..................................19
            (n) Disclosure..................................................19
       Section 5.2 Representations and Warranties of the Target and the
            Stockholders....................................................20
            (a) Organization of the Target..................................20
            (b) Power and Authority of the Target...........................20
            (c) Execution, Delivery, and Enforceability.....................20
            (d) Target Shares...............................................20
            (e) No Other Securities.........................................20
            (f) Subsidiaries................................................20
            (g) Hospital Contracts..........................................21
            (h) Physician Contracts.........................................21
            (i) Other Contracts.............................................22
            (j) Contracts Generally.........................................22
            (k) Consents....................................................23
            (l) No HSR Filing Required......................................23
            (m) Conflicts...................................................23
            (n) Permits.....................................................23
            (o) Compliance with Applicable Laws.............................23
            (p) Financial Statements........................................23
            (q) Absence of Certain Changes..................................24
            (r) Accounts Receivable.........................................24
            (s) Tangible Property...........................................24
            (t) No Undisclosed Liabilities..................................25
            (u) Related Party Indebtedness..................................25
            (v) Permitted Liens.............................................25
            (w) Litigation and Claims.......................................25
            (x) Taxes.......................................................25
            (y) Insurance...................................................27
            (z) Employee Benefit Plans......................................27
            (aa) Labor Relations............................................30
            (bb) Environmental Matters......................................31
            (cc) Licenses to Practice Medicine..............................31
            (dd) No Broker..................................................31
            (ee) Absence of Certain Business Practices......................31

            (ff) Solvency...................................................32
            (gg) Disclosure.................................................32
            (hh) No Corporate Practice......................................32
       Section 5.3 Representations and Warranties of Each Stockholder.......32
            (a) Legal Capacity..............................................32
            (b) Execution, Delivery, and Enforceability.....................32
            (c) Target Shares...............................................32
            (d) Conflicts...................................................32
            (e) Compliance With Applicable Laws.............................32
            (f) No Disciplinary Proceedings.................................33
            (g) Sophisticated Investor......................................33
            (h) Covenant Not to Compete.....................................33

VI. COVENANTS...............................................................34
       Section 6.1 Best Efforts to Consummate the Sale......................34
       Section 6.2 Access to the Target.....................................34
       Section 6.3 Operation of the Target Pending the Sale.................34
            (a) Representations and Warranties..............................34
            (b) Operate the Business in the Ordinary Course.................34
            (c) Maintain Goodwill...........................................34
            (d) No Material Adverse Change..................................34
            (e) No Transaction in Target Shares.............................34
            (f) No Dividends................................................34
            (g) Maintain Assets.............................................34
            (h) Disposition of Assets.......................................35
            (i) Borrow Money................................................35
            (j) Make Payments...............................................35
            (k) Pay Taxes...................................................35
            (l) No Liens....................................................35
            (m) No Changes to Contracts.....................................35
            (n) Perform Obligations.........................................35
            (o) Insurance Coverage..........................................35
            (p) No Changes in Accounting Principles.........................35
            (q) Change Key Employees........................................35
            (r) Compensation................................................35
            (s) Employee Benefit Plans......................................35
            (t) Loans to Affiliates.........................................35
            (u) No Agreements Concerning the Foregoing......................36
       Section 6.4 Changes to the Information Disclosed on the
            Schedules.......................................................36
            (a) Information on the Schedules................................36
            (b) Representations, Warranties, and Covenants..................36
       Section 6.5 Satisfaction of the Closing Conditions...................36
       Section 6.6 NASD Filing..............................................36
       Section 6.7 Form 8-K Financial Statements............................36
       Section 6.8 Employee Notices.........................................37
       Section 6.9 No Transfer of Target Shares.............................37

       Section 6.10 Public Announcements....................................37
       Section 6.11 No Shopping.............................................37
       Section 6.12 Target Lease............................................37
       Section 6.13 Target Directors and Officers Following the Sale........38
       Section 6.14 Pending Negotiations and Execution of Hospital
            Contracts.......................................................38

VII. COVENANTS NOT TO COMPETE OR DISCLOSE CONFIDENTIAL INFORMATION..........38
       Section 7.1 Covenant Not to Compete..................................38
            (a) Solicit Hospitals and Physicians............................38
            (b) Provide Emergency Department Services.......................38
            (c) Assist Competitors..........................................38
            (d) Send Clients to Competitors.................................38
       Section 7.2 Indirect Competition.....................................39
       Section 7.3 No Disclosure of Confidential Information................39
            (a) Advisors....................................................39
            (b) Public Information..........................................39
            (c) Required by Law.............................................39
            (d) Tax Returns.................................................39
       Section 7.4 Reasonableness...........................................39
       Section 7.5 Judicial Enforcement.....................................39
       Section 7.6 Condition to Payments....................................40

VIII. INDEMNIFICATION.......................................................40
       Section 8.1 Indemnification of the Parent and the Company............40
            (a) Breaches....................................................40
            (b) Failure to Perform..........................................40
            (c) Medical Malpractice Claim...................................40
            (d) Physicians..................................................40
            (e) Medicare and Medicaid Audits................................40
            (f) Violation of Applicable Law.................................41
            (g) Employees...................................................41
            (h) Employee Claims.............................................41
            (i) Environmental Laws..........................................41
            (j) Employee Benefit Plans......................................41
            (k) Stockholder Claims..........................................41
       Section 8.2 Indemnification of the Target and the Stockholders.......42
            (a) Breaches....................................................42
            (b) Failure to Perform..........................................42
            (c) Contracts...................................................42
       Section 8.3 Indemnification Procedure................................42
            (a) Defense of a Claim..........................................42
            (b) Participation of the Indemnitee.............................42
            (c) Settlement of Claims........................................42
            (d) Cooperation.................................................43
       Section 8.4 Negligence...............................................43

       Section 8.5 Non-Exclusivity of Remedies..............................43
       Section 8.6 Insurance................................................43
       Section 8.7 Tax Indemnification......................................43
            (a) Stockholders Liability for Taxes............................43
            (b) Parent's Liability for Taxes................................44
            (c) Survival....................................................44

IX. TERMINATION.............................................................44
       Section 9.1 Termination of this Agreement............................44
            (a) Consent.....................................................44
            (b) Breach by the Target or the Stockholders....................44
            (c) Breach by the Parent or the Company.........................45
            (d) Outside Date................................................45
       Section 9.2 Effect of Termination....................................45
       Section 9.3 Disclosure of this Agreement.............................45

X. GENERAL..................................................................45
       Section 10.1 Amendment...............................................45
       Section 10.2 Attorneys' Fees.........................................45
       Section 10.3 Counterparts............................................46
       Section 10.4 Cumulative Remedies.....................................46
       Section 10.5 Tax Matters.............................................46
            (a) Tax Periods Ending On or Before the Effective Date..........46
            (b) Parent......................................................46
            (c) Cooperation on Tax Matters..................................46
            (d) Tax Consents................................................47
            (e) Certain Taxes...............................................48
       Section 10.6 Definitions.............................................48
            (a) Adjusted Net Income.........................................49
            (b) Affiliate...................................................49
            (c) Alternate Certified Public Accountants......................49
            (d) Applicable Law..............................................49
            (e) Business Day................................................49
            (f) Certified Public Accountants................................49
            (g) Code........................................................49
            (h) Claim.......................................................49
            (i) Confidential Information....................................50
            (j) Contract....................................................50
            (k) Document....................................................50
            (l) Emergency Department Services...............................50
            (m) Environmental Law...........................................50
            (n) Law Affecting Creditors' Rights.............................50
            (o) Lawsuit.....................................................50
            (p) Lien........................................................50
            (q) Material Adverse Change.....................................50
            (r) Material of Environmental Concern...........................51

            (s) Non-Compete Period..........................................51
            (t) Person......................................................51
            (u) Subsidiary..................................................51
            (v) Tax. .......................................................51
            (w) Tax Return..................................................51
       Section 10.7 Entire Agreement........................................51
       Section 10.8 Expenses................................................51
       Section 10.9 Further Assurances......................................52
       Section 10.10 Governing Law..........................................52
       Section 10.11 Headings...............................................52
       Section 10.12 No Assignment..........................................52
       Section 10.13 No Third-Party Beneficiaries...........................52
       Section 10.14 Notices................................................52
       Section 10.15 Performance on Business Days...........................53
       Section l0.16 Plural and Singular Words..............................53
       Section 10.17 Pronouns...............................................53
       Section 10.18 Schedules..............................................54
       Section 10.19 Set-Off................................................54
       Section 10.20 Severability...........................................54
       Section 10.21 Specific Performance...................................54
       Section 10.22 Successors.............................................54
       Section 10.23 Survivability..........................................54
       Section 10.24 Waiver.................................................55

SIGNATURE PAGE..............................................................56

                                INDEX OF EXHIBITS

                   Exhibit               Description

                EXHIBIT A     Articles of Amendment
         ---------------------

                EXHIBIT B     Description of Current Hospital Contracts
         ---------------------

                EXHIBIT C     Subcontract
         ---------------------

                EXHIBIT D     Asset Disposition Memorandum
         ---------------------

                EXHIBIT E     Hospital Consent
         ---------------------

                EXHIBIT F     Legal Opinion - Target's Counsel
         ---------------------

                EXHIBIT G     Disposition of Employee Benefit Plans
         ---------------------

                EXHIBIT H     Legal Opinion - Parent's Counsel
         ---------------------

                EXHIBIT I     Target Lease Amendment
         ---------------------

                EXHIBIT J     Non-Compete Service Areas

- ------------------------------------------------------------------------------
                               INDEX OF SCHEDULES
- ------------------------------------------------------------------------------
                Schedule               Description

           Schedule 2.10      Allocation of the Merger Consideration
           -------------------

           Schedule 5.2(d)    Target Shares
           -------------------

           Schedule 5.2(f)    Subsidiaries
           -------------------

           Schedule 5.2(g)    Hospital Contracts
           -------------------

           Schedule 5.2(h)    Physician Contracts
           -------------------

           Schedule 5.2(i)    Other Contracts
           -------------------

           Schedule 5.2(j)    Contract Exceptions
           -------------------

           Schedule 5.2(k)    Consents
           -------------------

           Schedule 5.2(n)    Permits
           -------------------

           Schedule 5.2(p)    Financial Statements
           -------------------

           Schedule 5.2(q)    Change Exceptions
           -------------------

           Schedule 5.2(s)    Exceptions to Title
           -------------------

           Schedule 5.2(t)    Material Liabilities
           -------------------

           Schedule 5.2(v)    Permitted Liens
           -------------------

           Schedule 5.2(w)    Litigation and Claims
           -------------------

           Schedule 5.2(x)    Audited Tax Returns
           -------------------

           Schedule 5.2(y)    Insurance Policies
           -------------------

           Schedule 5.2(z)    Employee Benefit Plans
           -------------------

           Schedule 5.2(aa)   Labor Relations
           -------------------

           Schedule 6.13      Company Directors and Officers
           -------------------

           Schedule 7.1(b)    Permitted Activities
           -------------------

           Schedule 10.6(a)   Potential Hospital Contracts



- ------------------------------------------------------------------------------

                            INDEX OF DEFINED TERMS


Defined Terms                                                             Page

Act..........................................................................2
Adjusted Net Income.........................................................49
Affiliate...................................................................49
Agreement....................................................................1
Alternate Certified Public Accountants......................................49
Applicable Law..............................................................49
Articles of Amendment........................................................2
Business Day................................................................49
Certificate of Amendment.....................................................2
Certified Public Accountants................................................49
Claim.......................................................................49
Closing Date.................................................................2
Closing Date Balance Sheet...................................................1
Closing Date Cash............................................................1
Closing Date Shares..........................................................3
Code........................................................................49
Commission...................................................................9
Company......................................................................1
Company Indemnitees.........................................................40
Competitor..................................................................38
Confidential Information....................................................50
Consents....................................................................23
Contract....................................................................50
Contract Retention Payment...................................................3
Control.....................................................................49
Conversion...................................................................2
Covenant Not to Compete.....................................................38
Current Hospital Contract....................................................3
Decreasing Adjustment........................................................6
Demand Registration Rights Election..........................................9
Demand Registration Statement................................................9
Demand Shares................................................................9
Document....................................................................50
Effective Date...............................................................2
Emergency Department Services...............................................50
Employee Benefit Plans......................................................28
Environmental Law...........................................................50
ERISA.......................................................................27
ERISA Pension Plans.........................................................28
ERISA Welfare Plans.........................................................27
Final Balance Sheet..........................................................5

Financial Statements........................................................23
Hospital Consents...........................................................13
Hospital Contracts..........................................................21
Hospitals...................................................................21
HSR Act.....................................................................18
Incentive Earnout Payment....................................................4
Increasing Adjustment........................................................6
Indemnitee..................................................................42
Indemnitor..................................................................42
Insurance Policies..........................................................27
Joint Tax Claim.............................................................47
Law Affecting Creditors' Rights.............................................50
Lawsuit.....................................................................50
Lien........................................................................50
Material Adverse Change.....................................................50
Material of Environmental Concern...........................................51
Measurement Year.............................................................3
Medical Subcontract.........................................................13
Most Recent Balance Sheet...................................................23
National Market System.......................................................3
Non-Compete Period..........................................................51
Non-Disclosure Obligation...................................................39
Non-ERISA Plans.............................................................28
Other Contracts.............................................................22
Parent.......................................................................1
Parent Shares................................................................1
Parent Tax Claim............................................................47
Payment Agent................................................................2
Performance Payment..........................................................4
Permits.....................................................................23
Permitted Liens.............................................................25
Person......................................................................51
Physician Contracts.........................................................21
Physician Stockholder Employment Agreements.................................13
Physicians..................................................................21
Piggyback Registration Rights Election.......................................8
Piggyback Registration Statement.............................................8
Registerable Securities......................................................8
Registration Period..........................................................8
Regulatory Filings..........................................................19
Sale.........................................................................1
Sale Consideration...........................................................1
Securities Act...............................................................3
Service Corporation.........................................................17
Share Value..................................................................3
Stockholder Registration Statement...........................................9

Stockholder Representative...................................................4
Stockholders.................................................................1
Stockholders Tax Claim......................................................47
Subsidiaries................................................................21
Subsidiary..................................................................51
Target.......................................................................1
Target Common Shares........................................................20
Target Indemnitees..........................................................42
Target Lease Amendment......................................................37
Target Preferred Shares.....................................................20
Target Shares................................................................1
Tax.........................................................................51
Tax Dispute.................................................................47
Tax Return..................................................................51
Transfer.....................................................................7
Wagner Litigation...........................................................14



                                     x
DA961020.121

                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement"), dated as of April 1, 1996, is among EmCare Holdings Inc., a Delaware corporation (the "Parent"), EmCare, Inc., a Delaware corporation (the "Company"), Medical Emergency Service Associates (MESA), S.C., an Illinois professional service corporation (such professional service corporation, as converted to a business corporation as hereinafter provided is herein called the "Target"), and the shareholders of the Target (the "Stockholders").
                                   RECITALS

      WHEREAS, the Target has entered into the Hospital Contracts with the Hospitals to provide Emergency Department Services to them;

      WHEREAS, the Target has also employed or engaged the Physicians to provide medical services in connection with the Hospital Contracts;

     WHEREAS, the Company is an Affiliate of the Parent, which through its Affiliates provides certain Emergency Department Services and other health care related services;

      WHEREAS, the Target desires to convert to a business corporation; and

     WHEREAS, the Company desires to acquire, and the Stockholders desire to transfer, all of the capital stock of the Target.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

                  I. CONVERSION AND PURCHASE AND SALE OF SHARES

     Section 1.1 Purchase and Sale of the Shares. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Stockholders agree to sell to the Parent and the Company, and the Parent and the Company agree to purchase from the Stockholders, all of the shares of capital stock of the Target (the "Target Shares"), free and clear of all Liens (the "Sale"), for an aggregate purchase price as follows: (a) $9,305,000 increased, or decreased if such amount is negative, by the amount of shareholders' equity reflected on the balance sheet for the Target as of the Closing Date prepared by the Target for closing in accordance with generally accepted accounting principles (the "Closing Date Balance Sheet") (the "Closing Date Cash"), as adjusted by any Increasing Adjustment or Decreasing Adjustment,
(b) the aggregate number of shares of the Parent's common stock, par value $.01 per share (the "Parent Shares") determined under Section 2.3, (c) the Contract

Retention Payments, if any, (d) the Performance Payments, if any, and (e) the Incentive Earnout Payments, if any (collectively, the "Sale Consideration"). To the extent the consideration for the Sale is furnished by Parent, Parent shall be treated as acquiring a pro rata portion of the Target Shares and contributing such Target Shares to the Company as additional paid in surplus immediately after consummation of the Sale.

     Section 1.2 Conversion. Immediately prior to the consummation of the Sale, the Target shall convert into a corporation as defined in and subject to the Illinois Business Corporation Act (the "Act") (the "Conversion") in a transaction intended to qualify as a reorganization within the definition of
Section 368(a)(1)(F) of the Code. The Conversion shall be consummated upon (i) the filing of the Articles of Amendment in the form of EXHIBIT A (the "Articles of Amendment") with the Illinois Secretary of State, and (ii) the issuance of a certificate of amendment by the Illinois Secretary of State (the "Certificate of Amendment").

     Section 1.3 Effective Date. The Sale shall be consummated upon satisfaction of the conditions set forth herein on April 30, 1996 (the "Closing Date"), to be effective as of April 1, 1996 (the "Effective Date").

     Section 1.4 No Transfers of Target Shares. On the Closing Date, the stock transfer books of the Target shall be closed and the Target shall not record any further transfer of Target Shares outstanding prior to the Closing Date.

                      II. PAYMENT FOR THE TARGET SHARES

     Section 2.1 Payment Agent. The Stockholders hereby designate Mazzeffi & Company as the payment agent (the "Payment Agent") under this Agreement. Prior to the Closing Date, the Target and the Stockholders shall cause the Payment Agent to notify the Parent and the Company in writing of the bank account of the Payment Agent to which the Parent and the Company should make any payments pursuant to this Agreement. For all purposes of this Agreement, any payment of money or delivery of Parent Shares or other consideration to the Payment Agent shall be paid solely for the benefit of, and shall be deemed to have been properly delivered to, the Stockholders and any other Person owning any equity rights in the Target prior to the Closing Date. The Parent and the Company shall not have any responsibility with respect to any further distribution of such amounts, Parent Shares, or other consideration to the Stockholders or any other Person or the proportion of any such amounts, Parent Shares, or other consideration that the Payment Agent distributes to any Stockholder or other Person.

     Section 2.2 Delivery of Closing Date Cash and Closing Date Shares. On the Closing Date, the Parent shall deliver to the Payment Agent the Closing Date Cash. Parent shall deliver one-third (rounded up or down to the nearest whole number) of the Closing Date Shares to the Payment Agent on the first anniversary of the Closing Date, one-third (rounded up or down to the nearest whole number) of the Closing Date Shares to the Payment Agent on the second anniversary of the Closing Date and the balance of the Closing Date Shares on the third anniversary of the Closing Date. If the number of Closing Date Shares delivered on the first or second anniversary of the Closing Date would require the Payment Agent to make an unequal distribution to the Stockholders or distribute fractional shares, the Payment Agent may request that the Parent deliver to the Payment Agent additional Closing Date Shares in an amount equal to the number of Closing Date Shares required to avoid the distribution of fractional shares; provided that such amount shall not exceed 50 shares. Upon such request, the Parent shall deliver such additional Closing Date Shares. The Parent shall deliver certificates for the Parent Shares that are part of the Sale Consideration in the names of such Stockholders and other Persons and in such denominations as the Payment Agent shall designate in writing to the Parent, provided that if the Payment Agent designates any Person other than a Stockholder to receive Parent Shares, the Parent shall not be required to issue such Parent Shares until it receives documentation satisfactory to it that the issuance of Parent Shares to such Person is consistent with this Agreement and exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and the securities laws of any applicable state or other jurisdiction. Moreover, any such Person must agree to the restrictions on the transfer of such Parent Shares set forth in this Agreement.

     Section 2.3 Determination of Number of Parent Shares. The number of Parent Shares that shall constitute part of the Sale Consideration (herein called the "Closing Date Shares") shall be the number (rounded up or down to the nearest whole number) of Parent Shares equal to the quotient of (a) $1,500,000, divided by (b) the Share Value. The term "Share Value" shall mean the average of the closing prices of the Parent Shares on the National Market System of the Automated Quotation System of the National Association of Securities Dealers, Inc. (the "National Market System") for the 15 trading days immediately preceding the date of execution of this Agreement as published in the Wall Street Journal (Southwest Edition), absent manifest error.

     Section 2.4 Delivery of Target Share Certificates. On the Closing Date, each Stockholder shall deliver the certificates evidencing his or her Target Shares to the Company, duly endorsed for transfer or accompanied by duly executed stock powers.

     Section 2.5 Contract Retention Payments. If on the last day of any Measurement Year each Current Hospital Contract is still in effect as described below, then the Parent shall pay the Payment Agent $325,000 (a "Contract Retention Payment") within 30 days after the end of such Measurement Year. The term "Measurement Year" shall mean each of three consecutive twelve month periods, the first of which begins on the first day of the month immediately after the Closing Date. For a Current Hospital Contract to be in effect at the end of a Measurement Year for purposes of this Section 2.5, at such time: (a) such contract must be in effect or, if not in effect, such contract shall have been terminated by the Hospital solely as a result of default by the Company or the Company shall have elected not to renew such contract upon its expiration,
(b) no party to such contract or bound by it, other than the Target, shall be in material default under such contract, and (c) no party to such contract or bound by it, shall have given notice to terminate such contract or possess any right to terminate such contract because of the occurrence or nonoccurrence of any event that could give rise to a breach or default by any party other than the Target. The term "Current Hospital Contract" shall mean the contracts described on EXHIBIT B.

     Section 2.6 Performance Payments. If the Adjusted Net Income for any Measurement Year is greater than $1,600,000, the Parent shall pay a Performance Payment to the Payment Agent on or before 120 days after the end of such Measurement Year. If a disagreement exists concerning the calculation of the Adjusted Net Income, however, the Parent shall not be required to pay the amount of any corresponding Performance Payment to the extent of the amount in disagreement until resolution of such disagreement pursuant to Section 2.8. The term "Performance Payment" with respect to a Measurement Year shall mean the lesser of (i) $400,000 and (ii) the amount by which Adjusted Net Income for such Measurement Year exceeds $1,600,000. The Parent shall pay to the Payment Agent on the seventh anniversary of the Closing Date an amount equal to $1,200,000 less the aggregate amount of Performance Payments made pursuant to this Section 2.6.

     Section 2.7 Incentive Earnout Payments. If the Adjusted Net Income for either the second Measurement Year or the third Measurement Year is greater than $2,000,000 the Parent shall pay an Incentive Earnout Payment on or before 120 days after the end of each such Measurement Year. If a disagreement exists concerning calculation of the Adjusted Net Income, however, the Parent shall not be required to pay the amount of any corresponding Incentive Earnout Payment to the extent of the amount in disagreement until resolution of such dispute according to Section 2.8. The term "Incentive Earnout Payment" with respect to the second Measurement Year and third Measurement Year shall mean the lesser of
(i) $1,000,000, and (ii) one-half (1/2) of the amount by which Adjusted Net Income for such Measurement Year exceeds $2,000,000.

     Section 2.8 Calculation of the Adjusted Net Income. The Parent shall prepare the calculation of the Adjusted Net Income for each Measurement Year and then deliver such calculation to Mazzeffi & Company (the "Stockholder Representative") within 60 days after the end of such Measurement Year. For all purposes of this Agreement, any notice or other communication delivered to the Stockholder Representative shall be deemed to have been properly delivered to the Stockholders. Unless the Stockholder Representative notifies the Parent within 45 days after the delivery of such calculation that the Stockholders disagree with it and specifies in such notice the reasons for such disagreement, the Stockholders shall be deemed to have accepted such calculation and it shall be final and binding on them for all purposes. The Stockholder Representative shall have reasonable access to the books and records of the Target to enable the Stockholder Representative to determine whether to disagree with the Parent's calculation.

     (a) Disagreement With the Calculation. If the Stockholder Representative properly delivers a notice to the Parent with respect to the Stockholders' disagreement with the Parent's calculation of the Adjusted Net Income then the Parent and the Stockholder Representative shall promptly begin to negotiate in good faith in an attempt to resolve such disagreement. Any resolution of such disagreement that the Parent and the Stockholder Representative reach shall be final and binding on the Stockholders. If the Parent and the Stockholder Representative fail to resolve such disagreement through negotiation on or before thirty (30) days after the delivery by the Stockholder Representative of the Stockholders' disagreement regarding the calculation of Adjusted Net Income to the Parent, then the Parent shall engage the Certified Public Accountants to render a report that the Parent's calculation of such Adjusted Net Income fairly presents the Adjusted Net Income for such Measurement Year, provided that if the

Stockholder Representative objects to the engagement of the Certified Public Accountants, the Parent shall instead engage the Alternate Certified Public Accountants, which shall then be deemed to be the Certified Public Accountants for purposes of this Section 2.8. The Parent shall make any adjustments to the Adjusted Net Income calculation necessary to enable the Certified Public Accountants to render such a report, and such revised calculation shall be the calculation on which any Performance Payment or Incentive Earnout Payment is based. Promptly after the Certified Public Accountants issue their report, the Parent shall deliver such report to the Stockholder Representative along with any revised calculation of the Adjusted Net Income for such Measurement Year.

     (b) Fees of the Certified Public Accountants. The Parent shall pay the fees and expenses of the Certified Public Accountants for rendering their report on the calculation of the Adjusted Net Income, provided that if the Parent is not required to revise its calculation in connection with such report, the Parent may deduct such fees and expenses from any Performance Payment or Incentive Earnout Payment owed. If the Parent does not owe a Performance Payment or Incentive Earnout Payment or such fees and expenses exceed such payment, the Parent may demand such fees and expenses or excess from the Stockholder Representative. For purposes of this Agreement, any demand for payment made upon the Stockholder Representative shall be deemed to be a demand upon each Stockholder, who shall be jointly and severally liable with respect to the amount of the demand. Promptly after the delivery of such a demand, the Stockholders shall cause the payment to the Parent of the amount demanded. The Stockholder Representative in its capacity as the Stockholder Representative, however, shall not be personally liable with respect to any such demand.

     Section 2.9 Final Balance Sheet. As soon as reasonably practical but in no event later than 90 days after the Closing Date, the Parent shall cause the
Target to prepare a balance sheet for the Target as of the Closing Date in accordance with generally accepted accounting principles applied on a basis consistent with the principles that the Target used to prepare the Closing Date Balance Sheet (the "Final Balance Sheet"). Promptly after preparation of the Final Balance Sheet, the Parent shall deliver it to the Stockholder Representative. Unless the Stockholder Representative notifies the Parent within 45 days after receipt of the Final Balance Sheet that the Stockholders disagree with the Final Balance Sheet and specifies in such notice the reasons for such disagreement, the Stockholders shall be deemed to have accepted such Final Balance Sheet and it shall be final and binding on them for all purposes. The Stockholder Representative shall have reasonable access to the books and records of the Target to enable the Stockholder Representative to determine whether to disagree with the Final Balance Sheet.

          (a) Final Balance Sheet Liabilities. The Final Balance Sheet shall reflect any liability for (i) self-insured retention, (ii) the purchase of a medical malpractice insurance policy covering an unlimited extended reporting period from the Effective Date, (iii) any fees and expenses of lawyers and other professional advisers that the Target engaged in connection with the Sale, and (iv) any income taxes of the Target for the period ending on the Closing Date. The Final Balance Sheet shall also reflect any liabilities (if any) arising from the conversion of the Target to the accrual basis of accounting.

          (b) Disagreement With the Final Balance Sheet. If the Stockholder Representative timely and properly delivers a notice to the Parent with respect to the Stockholders' disagreement with the Final Balance Sheet, the Parent and the Stockholder Representative shall promptly begin to negotiate in good faith in an attempt to resolve such disagreement. Any resolution of such disagreement that the Parent and the Stockholder Representative reach shall be final and binding on the Stockholders. If the Parent and the Stockholder Representative fail to resolve such disagreement through negotiation on or before thirty (30) days after the delivery of such notice by the Stockholder Representative, then the Parent shall engage the Certified Public Accountants to render a report that the Final Balance Sheet fairly presents the financial position of the Target as of the Closing Date in accordance with generally accepted accounting principles applied on a basis consistent with the principles that the Target used to prepare the Most Recent Balance Sheet, and in accordance with this Agreement, provided that if the Stockholder Representative objects to the engagement of the Certified Public Accountants, the Parent shall instead engage the Alternate Certified Public Accountants, which shall then be deemed to be the Certified Public Accountants for purposes of this Section
     2.9. The Parent shall cause the Target to make any revisions to the Final Balance Sheet necessary to enable the Certified Public Accountants or the Alternate Certified Public Accountants as the case may be, to render such a report, and such revised balance sheet shall be the balance sheet on which any Increasing Adjustment or Decreasing Adjustment is based. Promptly after the Certified Public Accountants render their report, the Parent shall deliver it to the Stockholder Representative, along with the Final Balance Sheet, as revised if necessary.

          (c) Fees of the Certified Public Accountants. The Parent shall pay the fees and expenses of the Certified Public Accountants or the Alternate Certified Public Accountants as the case may be, for rendering their report on the Final Balance Sheet, provided that if the Target is not required to revise the Final Balance Sheet in connection with such report, the Stockholders shall be obligated to pay such fees and expenses within ten
     (10) days after demand by the Parent.

          (d) Adjustment to Closing Date Cash. If the shareholders' equity of the Target shown on the Final Balance Sheet is more than the shareholders' equity shown on the Closing Date Balance Sheet, then the Closing Date Cash shall be increased by the excess of such equity over that shown on the Closing Date Balance Sheet (the "Increasing Adjustment"). The Parent shall pay and deliver the Increasing Adjustment to the Payment Agent promptly after the Final Balance Sheet becomes final and binding under this
     Agreement. If the shareholders' equity of the Target shown on the Final Balance Sheet is less than the shareholders' equity shown on the Closing Date Balance Sheet, then the Closing Date Cash shall be decreased by the excess of the equity shown on the Closing Date Balance Sheet over such equity (the "Decreasing Adjustment"). The Stockholders, jointly and severally, shall be obligated to pay such Decreasing Adjustment to the Parent within ten (10) days after demand by the Parent.


     Section 2.10 Allocation of the Sale Consideration. The consideration paid to the Stockholders pursuant to this Agreement shall be allocated to the Target Shares and the Covenant Not to Compete as set forth on Schedule 2.10 for all purposes, including the filing of any Tax returns.

      Section 2.11 Withholding. When making any payments pursuant to this Agreement or delivering the Parent Shares that are part of the Sale Consideration, the Parent may withhold such amounts that any Applicable Law requires them to withhold. Alternatively, the Parent may enter into an agreement with the Payment Agent under which the Payment Agent shall properly withhold and report any such amounts on behalf of the Parent.

      Section 2.12 Restriction on the Transfer of the Parent Shares. The Stockholders may not directly or indirectly (including by operation of law) assign, bequeath, divide, encumber, hypothecate, mortgage, pledge, sell, or otherwise transfer or dispose of (collectively, "Transfer") any of the Parent Shares delivered to them pursuant to this Agreement unless such Transfer is pursuant to an effective registration statement under the Securities Act and the securities laws of any applicable state or other jurisdiction, or such Transfer is exempt from registration under such laws. If a Stockholder dies, however, the administrator or executor of such Stockholder's estate may take possession of such Stockholder's Parent Shares and then distribute them to such Stockholder's legatees or heirs, provided that such distribution is exempt from registration under such securities laws. Each stock certificate representing Parent Shares delivered to the Stockholders pursuant to this Agreement and any subsequent stock certificates deriving from such certificates shall bear the following legends:

                 THE ISSUANCE OF THE SHARES OF COMMON STOCK  REPRESENTED
            BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SHARES MAY NOT BE TRANSFERRED UNLESS SUCH TRANSFER IS REGISTERED UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION, OR SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER SUCH LAWS.

                 THE TRANSFER OF THESE SHARES IS ALSO RESTRICTED UNDER A
            STOCK PURCHASE AGREEMENT, DATED AS OF APRIL 1, 1996, AMONG EMCARE HOLDINGS INC. (THE "COMPANY"), EMCARE ACQUISITION, INC., MEDICAL EMERGENCY SERVICE ASSOCIATES (MESA), S.C., AND ITS STOCKHOLDERS. A COPY OF THIS AGREEMENT IS ON FILE AT THE COMPANY'S PRINCIPAL OFFICE.

                IN ACCORDANCE  WITH THE PROVISIONS OF SECTION 151(f) OF
           THE DELAWARE GENERAL CORPORATION LAW, THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS, OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

      Section 2.13 Lack of Marketability. The Stockholders acknowledge that:

            (a) No Registration. Based upon the representations and warranties of the Target and each Stockholder set forth in this Agreement, the Parent has not registered the issuance of the Parent Shares delivered pursuant to this Agreement under: (i) the Securities Act, based upon the exemption from registration set forth in Section 4(2) of such act and Regulation D promulgated under such act, (ii) the Illinois Securities Law of 1953, based upon the exemption set forth in Section 4G of such act, (iii) the Delaware Securities Act, based upon the exemption set forth in Section 7309(b)(9) of such act, or (iv) the securities laws of any other state or jurisdiction.

            (b) No Transfer. The Stockholders must hold the Closing Date Shares indefinitely until the Transfer of such shares is registered under the Securities Act and the securities laws of any applicable state or other jurisdiction, or such Transfer is exempt from registration under such laws.

            (c) Limited Registration Rights. Except as set forth in ARTICLE III, the Parent is under no obligation to register any Stockholder's transfer of his or her Parent Shares under the Securities Act or the securities laws of any state or other jurisdiction.


                           III. REGISTRATION RIGHTS

      Section 3.1 Piggyback Registration Rights. If within the period beginning on the Closing Date and ending on the day immediately preceding the second anniversary of the Closing Date (the "Registration Period"), the Parent files a registration statement under the Securities Act to register the issuance of any Parent Shares or transfer of any Parent Shares by any existing shareholder of the Parent, each Stockholder may elect to have his or her transfer of the Parent Shares delivered to him or her pursuant to this Agreement and any shares issued in exchange or replacement of such shares (collectively, the "Registerable Securities") included in such registration statement as provided in this ARTICLE III provided that this election shall be inapplicable with respect to any registration statement filed in connection with any merger or acquisition, exchange offer, employee benefit plan or sale of shares solely by the Parent. Moreover, this election shall be inapplicable to any Registerable Securities, the transfer or contemplated transfer of which has been previously included by the Parent in an effective registration statement under the Securities Act, or the transfer of which may be made at such time under the safe harbor provisions of Rule 144 under the Securities Act.

            (a) Piggyback Registration Rights Election. If the Parent desires to file a registration statement described in this Section 3.1 (a "Piggyback Registration Statement") during the Registration Period, the Parent shall notify the Stockholder Representative of its intention to file such a registration statement at least 20 days before such filing. As promptly as possible, but in no event later than 15 days after the Parent delivers such a notification to the Stockholder Representative, the Stockholder Representative may deliver a written notice to the Parent demanding that the Parent include the transfer of each Stockholder's Registerable
      Securities described in such notice in the Piggyback Registration Statement (the "Piggyback Registration Rights Election").

            (b) Underwriter's Cutback. If the Piggyback Registration Statement involves an underwritten offering and the underwriters believe that the Stockholders' requested inclusion of Registerable Securities in the Piggyback Registration Statement along with any other Parent Shares or other securities could adversely affect the success of the offering, then the number of such Registerable Securities shall be decreased to the extent that the underwriters deem necessary or advisable given the then current market conditions. Any such decrease shall decrease each electing Stockholder's number of Registerable Securities that he or she requested the Parent to include in the Piggyback Registration Statement on a pro rata basis.

      Section 3.2 Demand Registration Rights. At any time during the Registration Period after the first anniversary of the Closing Date, the Stockholder Representative may deliver one notice to the Parent, with a copy to each Stockholder, demanding that the Parent register the transfer of each Stockholder's Registerable Securities described in such notice (the "Demand Registration Rights Election"). The term "Demand Shares" means the number of Registerable Securities held by the Stockholders minus any Registerable Securities which may be transferred under the safe harbor provisions of Rule 144 of the Securities Act, calculated and determined as of the date of filing of the Demand Registration Statement. The Demand Registration Rights Election must request the registration of the transfer of Parent Shares in an amount equal to at least 90% of the total number of Closing Date Shares delivered on the first anniversary of the Closing Date. A Demand Registration Rights Election
requesting the registration of the transfer of a lesser number shall be ineffective.

            (a) Demand Registration Statement. Promptly after receiving a Demand Registration Rights Election, the Parent shall prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement registering the transfer of such Registerable Securities (the "Demand Registration Statement" and collectively with any Piggyback Registration Statements, a "Stockholder Registration Statement") and shall use reasonable efforts to cause the Commission to declare the Demand Registration Statement effective. Unless the Parent otherwise consents, the distribution of the Registerable Securities pursuant to the Demand Registration Statement shall be effected through investment bankers selected by the Parent. The Parent shall maintain the effectiveness of the Demand Registration Statement until the completion of the offering and any subsequent period required under the Securities Act.

            (b) Delay in Filing the Demand Registration Statement. Notwithstanding anything to the contrary in this Section 3.2 however, the Parent may delay filing the Demand Registration Statement or request the Commission not to declare such registration statement effective if (i) the Parent has completed an underwritten offering of its securities within the preceding four months, or (ii) the Parent's board of directors determines in the exercise of its reasonable and good faith judgment, on the advice of an investment banker selected by the Parent, that filing such a registration statement would adversely interfere with the Parent's offering of securities or acquisition of another company. If the Parent delays filing a Demand Registration Statement because the Parent's board of directors makes the foregoing determination, the Parent shall promptly give the Stockholder Representative written notice of such determination along with a written statement of the general reasons for the postponement and the approximate period of the delay. The Parent shall file or request the Commission to declare effective the delayed Demand Registration Statement as soon as the reason for the delay no longer exists.

            (c) Ineffective Demand Registration Statement. If the Commission fails to declare a Demand Registration Statement effective other than because of the Stockholder Representative's request to withdraw such registration statement or an issue involving a Stockholder, then the Demand Registration Rights Election with respect to such Demand Registration Statement shall not count as the one demand registration right of the Stockholders under this Agreement.

      Section 3.3 Preparation of a Stockholder Registration Statement. Each Stockholder electing to transfer his or her Registerable Securities pursuant to a Stockholder Registration Statement shall provide such information to the Parent in connection with the Parent's preparation of the Stockholder Registration Statement and enter into such customary agreements in connection with the Stockholder Registration Statement as the Parent may request. The Parent shall deliver a copy of each Stockholder Registration Statement and any amendments or supplements to such Stockholder Registration Statement to the

Stockholder Representative before filing them with the Commission and provide the Stockholders a reasonable opportunity to comment on such documents.

      Section 3.4 Underwritten Offerings. If a Stockholder Registration Statement involves an underwritten offering, the Stockholders must accept the terms of the underwriting as agreed upon between the Parent and the underwriters that the Parent has selected and enter into the underwriting agreement;
provided, that, in the case of a Demand Registration Statement, the terms of such underwriting agreement are customary. Each Stockholder shall also be subject to any Transfer restrictions or conditions with respect to the Registerable Securities that he or she possesses that the underwriters consider necessary or advisable in such underwriters' business judgment. If requested by the underwriters, the Parent shall also enter into the underwriting agreement upon customary terms and conditions.

      Section 3.5 Blue Sky Registrations. In connection with a Stockholder Registration Statement, the Parent shall use reasonable efforts to register and qualify the transfer of the respective Registerable Securities under the securities laws of any states or other jurisdictions within the continental United States of America that the Stockholder Representative designates in the Piggyback Registration Rights Election or the Demand Registration Rights Election, respectively, provided that the Parent shall not be required to register or qualify to transact business in any such state or jurisdiction in connection with any such registration or qualification or subject itself to taxation by any such state or jurisdiction.

      Section 3.6 Expenses. The Parent shall pay all costs, fees, and expenses incurred in connection with the preparation and filing of a Stockholder Registration Statement, provided that each Stockholder shall pay his or her own accounting and legal fees and expenses and shall bear any underwriter's or broker's discount or commission and any transfer Taxes attributable to the transfer of his or her Registerable Securities.

     Section 3.7 Indemnification.  With respect to each Stockholder Registration
Statement:

            (a) Indemnification by the Stockholders. Each Stockholder shall indemnify and hold harmless the Parent, each of the Parent's Affiliates, agents, directors, employees, and officers, each Person who controls the Parent within the meaning of the Securities Act, and each underwriter and investment banker that the Parent has engaged in connection with a Stockholder Registration Statement against any Claims made against the Parent or any such Person with respect to any untrue statement or alleged material untrue statement concerning such Stockholder contained in a Stockholder Registration Statement or any omission or alleged material omission from a Stockholder Registration Statement concerning such Stockholder of a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement not misleading, provided that the Stockholders shall not have any indemnity obligation for Claims directly or indirectly related or arising with respect to any such untrue statement, alleged material untrue statement, omission, or alleged material omission unless either made or omitted in reasonable reliance upon written information furnished to the Parent by a Stockholder (including the description of the plan of distribution provided for inclusion in such Stockholder Registration Statement). For purposes of this Section 3.8, a Stockholder Registration Statement shall include any preliminary or final prospectus contained in a Stockholder Registration Statement and any amendments or supplements to a Stockholder Registration Statement. If any Stockholder becomes aware of any material misstatement or omission in a Stockholder Registration Statement, such Stockholder shall immediately notify the Parent of such misstatement or omission. The indemnity obligation of each Stockholder under this Section 3.8(a) shall be limited to an amount equal to the proceeds that such Stockholder received from the sale of his or her Registerable Securities pursuant to the respective Stockholder Registration Statement.

            (b) Indemnification by the Parent. The Parent shall indemnify and hold harmless each Stockholder and other Person registering the transfer of Registerable Securities pursuant to this ARTICLE III against any Claims made against such Person with respect to any untrue statement or alleged material untrue statement contained in a Stockholder Registration Statement, or any omission or alleged material omission from a Stockholder Registration Statement of a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement not misleading, provided that the Parent shall not have any indemnity obligation for Claims directly or indirectly related or arising with respect to any untrue statement, alleged material untrue statement, omission, or alleged material omission made or omitted in reliance upon written information furnished to the Parent by such a Stockholder or other Person (including the description of the plan of distribution provided for inclusion in such Stockholder Registration Statement). If the Parent becomes aware of any material misstatement or omission with respect to a Stockholder Registration Statement, the Parent shall immediately notify the Stockholder Representative of such misstatement or omission.

            (c) Other Agreements. This indemnification obligation shall be in addition to any customary agreements required under Section 3.4.

      Section  3.8  Copies of the  Prospectus.  The  Parent  shall  provide  the
Stockholder Representative with a reasonable number of copies of (a) the preliminary prospectus with respect to any Stockholder Registration Statement, if the Parent and the Stockholder Representative agree to distribute such preliminary prospectus, (b) the final prospectus with respect to any Stockholder Registration Statement, and (c) the amendments and supplements to any such final prospectus, if any.

      Section 3.9 Legal Opinions and Comfort Letters. If in connection with any Stockholder Registration Statement the Parent obtains a legal opinion or comfort letter for the benefit of any underwriters participating in the distribution of the Registerable Securities, the Parent shall use reasonable efforts to cause the law firm or certified public accounting firm rendering such opinion or comfort letter, respectively, to deliver copies of such opinion or comfort letter to the Stockholder Representative and permit the Stockholders to rely upon them.

      Section 3.10 Registration Rights Nontransferable. The registration rights set forth in this ARTICLE III are personal to each Stockholder and his or her heirs, legal representative or court ordered transferee and nontransferable to any other party.


                                 IV. CLOSING

      Section 4.1 Consummation of the Conversion and Sale. The Target shall properly execute and file the Articles of Amendment with the Illinois Secretary of State and shall pay any filing fees required with respect to such filing on or before the Closing Date, provided that the conditions to the Sale set forth in Sections 4.2 and 4.3 have been satisfied or waived. Immediately after the consummation of the Conversion, the delivery and payment for the Target Shares shall take place as set forth herein, provided that: (i) the Conversion has been consummated and (ii) the conditions to the Sale set forth in Sections 4.2 and
4.3 have been satisfied or waived. The closing of the Sale shall occur on such day at the offices of Gibson, Dunn & Crutcher, 1717 Main Street, Suite 5400, Dallas, Texas 75201, commencing at 10:00 a.m., or at such other place and time as the parties to this Agreement shall agree.

      Section 4.2 Conditions to the Parent's and the Company's Obligation to Consummate the Sale. The Parent's and the Company's obligation to consummate the Sale shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, which the Parent and the Company may waive:

          (a) Representations and Warranties. The representations and warranties of the Target or any Stockholder set forth in this Agreement shall have been correct and complete in all material aspects as of the date of this Agreement and shall be correct and complete in all material aspects as of the Closing Date, other than the representation and warranty in Section 5.2(f) and (g) to the extent affected by the transactions described on EXHIBIT D, as though made as of such time.

          (b) Covenants. The Target and each Stockholder shall have performed all agreements, covenants, and obligations that such Person is required to perform under this Agreement prior to the Closing Date.

          (c) Medical Services Subcontract and Assignment of Physician Contracts. The Parent and the Company shall have received an original subcontract in the form of EXHIBIT C to this Agreement, executed and delivered by the Service Corporation, under which the Service Corporation shall have agreed to perform all medical services under the Hospital Contracts (the "Medical Subcontract"). The Parent and the Company shall have also received an original assignment, in form and substance acceptable to them, executed and delivered by the Target and the Service Corporation, under which the Target assigns the Physician Contracts to the Service Corporation.

          (d) Transfer of Miscellaneous Assets. The Parent and the Company shall have received evidence satisfactory to them that certain assets of the Target shall have been disposed of in accordance with EXHIBIT D to this Agreement.

          (e) Closing Certificate. The Target shall have delivered to the Parent and the Company a certificate, signed by an officer of the Target acceptable to the Parent and the Company, confirming the satisfaction of the conditions set forth in Sections 4.2(a) and (b).

          (f) Consents. The Target shall have received and delivered to the Parent and the Company all Consents, in form and substance satisfactory to them, and shall have given all notices required to be given to any Person prior to the consummation of the Sale, including a consent from each Hospital, in substantially the form of EXHIBIT E (collectively, the "Hospital Consents"). The Parent and the Company shall also have received a consent to the Sale and this Agreement from Texas Commerce Bank National Association under its loan agreement with the Parent and certain of the Parent's subsidiaries.

          (g) Addendum to Physician Stockholder Employment Agreements. The Target shall have delivered to the Parent, the Company, and the Service Corporation an addendum to the existing employment agreements with the Stockholders (the "Physician Stockholder Employment Agreements") in form and substance satisfactory to the Parent, the Company, the Service Corporation and the Stockholders duly executed by each Stockholder.

          (h) Target Lease Amendment. The Target shall have delivered to the Parent and the Company a copy of the Target Lease Amendment executed by the lessor.

          (i) No Material Adverse Change. The Target shall not have undergone any Material Adverse Change since the date of execution of this Agreement.

          (j) Legal Opinion. The Parent and the Company shall have received a legal opinion opining as to the matters set forth in EXHIBIT F from Burke, Warren & MacKay, P.C., or such other law firm that is acceptable to them.

          (k) Target Secretary's Certificate. The Target shall have delivered to the Parent and the Company a Secretary's Certificate, in form and substance satisfactory to them, which shall include:
               (i) Charter. A copy of the Target's articles of incorporation and either the Certificate of Amendment or a file-stamped copy of the Articles of Amendment, each certified by the Illinois Secretary of State not more than five days before the Closing Date.

               (ii) By-laws. A copy of the Target's by-laws.

               (iii) Good Standing Certificate. A certificate from the Illinois Secretary of State, dated as of the Closing Date or a reasonable number of days before such date, stating that the Target is in existence and good standing under the laws of the State of Illinois.

               (iv) Resolutions. A copy of the resolutions that the Target's board of directors adopted approving the execution, delivery, and performance of this Agreement.

               (v) Incumbency Certificate. An incumbency certificate setting forth the names, offices, and signatures of the Target's officers who execute any documents on behalf of the Target in connection with the Sale.

            (l) Wagner Litigation. The Target and the Stockholders shall have delivered evidence satisfactory to the Parent and the Company that any and all liability of the Target arising out of or in any way related to the litigation described and defined in Schedule 5.2(y) (the "Wagner Litigation") has been discharged or released in full.

            (m) Release of Kirchoff Guaranty. The Target and the Stockholders shall have delivered evidence satisfactory to the Parent and the Company that as of the Closing Date the Target is not obligated with respect to, and its assets are not subject to, any obligations of Kirchoff Limited Partnership.

            (n) Due Diligence. The investigation of the Target by the Parent, the Company, and their advisors and representatives shall not have caused them to become aware of any facts or circumstances relating to the Target's assets, business, cash flows, financial condition, operations, or prospects that the Parent and the Company believe make their proceeding with the consummation of the Sale inadvisable.

            (o) Books and Records. The Target and the Stockholders shall have delivered to the Parent and the Company the books and records of the Target, including the minute books, stock books and seal of the Target.

            (p) Resignations. The Target and the Stockholders shall have delivered the written resignations of all directors and officers of the Target.

            (q) Employee Benefit Plans. The Target and the Stockholders shall have delivered evidence satisfactory to the Parent and the Company that the Employee Benefit Plans have been frozen with respect to future contributions. The Parent and the Company intend to further dispose of the Employee Benefit Plans as set forth on EXHIBIT G.

            (r) Former Stockholder Obligations. The Target and the Stockholders shall have delivered evidence satisfactory to the Parent and the Company that the Target has satisfied in full in cash all obligations owed to former stockholders of the Target.

            (s) Agreement with Payment Agent. The Target and the Stockholders shall have delivered an agreement among the Payment Agent, the Stockholders, the Parent and the Company pursuant to which the Payment Agent and the Stockholders shall agree that the Payment Agent will hold in escrow and will not distribute to the Stockholders any Parent Shares or any Sale Consideration delivered after the Closing Date until such time as a complete release shall have been delivered by Dr. Michael Victor in connection with the matter described on Section 5.2(w) to the sole satisfaction of the Parent and the Company, or such other time as the Parent and the Company may agree.

            (t) Other. The Target and the Stockholders shall have delivered to the Parent and the Company such other certificates, documents, and instruments as the Parent or the Company may reasonably request in connection with the Sale.

      Section 4.3 Conditions to the Target's and the Stockholders' Obligation to Consummate the Sale. The Target's and the Stockholders' obligation to consummate the Sale shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, which the Target may waive:

          (a) Representations and Warranties. The representations and warranties of the Parent and the Company set forth in this Agreement shall have been correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date as though made as of such time.

          (b) Covenants. The Parent and the Company shall have performed all agreements, covenants, and obligations that they are required to perform under this Agreement prior to the Closing Date.

          (c) Closing Certificate. The Parent and the Company shall have delivered to the Target and the Stockholders a certificate, signed by an officer of each of them acceptable to the Target, confirming the satisfaction of the conditions set forth in Sections 4.3(a) and (b).

          (d) No Material Adverse Change. The Parent shall not have undergone any Material Adverse Change since the date of execution of this Agreement.

          (e) Legal Opinion. The Target and the Stockholders shall have received a legal opinion opining as to the matters set forth in EXHIBIT H from Gibson, Dunn & Crutcher, or such other law firm that is acceptable to them.

          (f) Parent Secretary's Certificate. The Parent shall have delivered to the Target and the Stockholders a Secretary's Certificate, in form and substance satisfactory to the Target and the Stockholders, which shall include:
               (i) Charter. A copy of the Parent's certificate of incorporation certified by the Delaware Secretary of State not more than five days before the Closing Date.

               (ii) By-laws. A copy of the Parent's by-laws.

               (iii) Good Standing Certificate. A long-form certificate from the Delaware Secretary of State, dated as of the Closing Date or a reasonable number of days before such date, stating that the Parent is in existence and good standing under the laws of the State of Delaware and describing each document comprising the Parent's certificate of incorporation.

               (iv) Resolutions. A copy of the resolutions that the Parent's board of directors adopted approving the Parent's execution, delivery, and performance of this Agreement.

               (v) Incumbency Certificate. An incumbency certificate setting forth the names, offices, and signatures of the Parent's officers who execute any documents on behalf of the Parent in connection with the Sale.

          (g) Company Secretary's Certificate. The Company shall have delivered to the Target and the Stockholders a Secretary's Certificate, in form and substance satisfactory to the Target and the Stockholders, which shall include:

                    (i)  Charter.  A  copy  of  the  Company's   certificate  of
               incorporation certified by the Delaware Secretary of State not more than five days before the Closing Date.

                    (ii)  By-laws.  A copy of the Company's by-laws.

                    (iii) Good  Standing  Certificate.  A long-form  certificate from the Delaware Secretary of State, dated as of the Closing Date or a reasonable number of days before such date, stating that the Company is in existence and good standing under the laws of the State of Delaware and describing each document comprising the Company's certificate of incorporation.

                    (iv) Resolutions. A copy of the resolutions that the Company's board of directors adopted approving the Sale and the Company's execution, delivery, and performance of this Agreement.

                    (v) Incumbency Certificate. An incumbency certificate setting forth the names, offices, and signatures of the Company's officers who execute any documents on behalf of the Company in connection with the Sale.

            (h) Service Corporation Secretary's Certificate. MESA EmCare, S.C., an Illinois service corporation (the "Service Corporation"), shall deliver to the Target and the Stockholders a Secretary's Certificate, in form and substance satisfactory to the Target and the Stockholders, which shall include:

                    (i) Charter. A copy of the Service Corporation's articles of incorporation certified by the Illinois Secretary of State not more than five days before the Closing Date.

                    (ii) By-laws. A copy of the Service Corporation's by- laws.

                    (iii) Good  Standing  Certificate.  A  certificate  from the
               Illinois Secretary of State, as of the Closing Date or a reasonable number of days before such date, stating that the Service Corporation is in existence and in good standing under the laws of the State of Illinois.

                    (iv) Resolutions. A copy of the resolutions that the Service
               Corporation's board of directors adopted approving the execution, delivery and performance of the Medical Subcontract and the addendums to the Physician Stockholder Employment Agreements and the Service Corporation's performance of the Physician Contracts and the medical services under the Hospital Contracts.

                    (v) Incumbency Certificate. An incumbency certificate setting forth the names, offices, and signatures of the Service Corporation's officers who execute any addendum to any Physician Stockholder Employment Agreement or other documents on behalf of the Service Corporation in connection with the Sale.

            (i) Addendum to Physician Stockholder Employment Agreements. The Service Corporation shall have delivered to each Stockholder an addendum to the Physician Stockholder Employment Agreement for such Stockholder, executed by the Service Corporation.

            (j) Other. The Parent and the Company shall have delivered to the Target and the Stockholders such other certificates, documents, and instruments as the Target may reasonably request in connection with the Sale.

                      V. REPRESENTATIONS AND WARRANTIES

      Section 5.1 Representations and Warranties of the Parent and the Company. The Parent and the Company, jointly and severally, represent and warrant, as of the date of execution hereof, to the Target and the Stockholders as follows:

          (a) Organization of the Parent. The Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

          (b) Organization of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

          (c) Power and Authority of the Parent. The Parent possesses full corporate power and authority to execute, deliver, and perform this Agreement and all transactions contemplated herein to be performed by the Parent, without obtaining any approval, authorization, consent, or waiver or giving any notice, other than the approval of its board of directors and of Texas Commerce Bank National Association under its loan agreement with the Parent and certain of the Parent's subsidiaries, which it has properly obtained. The Parent also possesses the corporate power and authority to own its properties and carry on its business as presently conducted.

          (d) Power and Authority of the Company. The Company possesses the full corporate power and authority to execute, deliver, and perform this Agreement and all transactions contemplated herein to be performed by the Company, without obtaining any approval, authorization, consent, or waiver or giving any notice, other than the approval of its board of directors and sole stockholder and of Texas Commerce Bank National Association under its loan agreement with the Parent and certain of the Parent's subsidiaries, which it has properly obtained. The Company was formed to effect the acquisition of the Target, does not own any material assets, and has not conducted any significant business.

          (e) Execution, Delivery, and Enforceability. The Parent and the Company have each duly authorized, executed, and delivered this Agreement, and this Agreement constitutes a valid, legal, and binding obligation of each of them, enforceable against each of them in accordance with its terms, subject to any Law Affecting Creditors' Rights.

          (f) Consents. There are no approvals, consents, or notices required to be obtained or given by the Parent or the Company before consummation of the Sale, other than any immaterial approvals, consents, and notices customarily obtained after consummation of transactions similar to the Sale, except for the consent of Texas Commerce Bank National Association under its loan agreement with the Parent and certain of the Parent's subsidiaries. Moreover, the execution and delivery of this Agreement by the Parent and the Company and their consummation of the Sale do not require any approval, consent, filing, registration, or other action by or with any governmental entity. For purposes of the representations and warranties contained in this Section 5.1, however, the Parent and the Company have based their determination that no filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") in part upon the representation and warranty of the Target and the Stockholders set forth in this Agreement concerning the value of the Target's assets and the Target's net sales.

          (g) Conflicts. Subject to the receipt of the consent from Texas Commerce Bank National Association, neither the Parent's nor the Company's execution, delivery, or performance of this Agreement or the transactions contemplated herein to be performed by the Company will conflict with, constitute a breach or violation of, result in a Lien against, or give rise to any default or right of acceleration, cancellation, or termination with respect to any Document or any Applicable Law to which such Person is a party or by which any of such Person's assets are bound (or give rise to an event that with notice, lapse of time, or both, would result in such a conflict, breach, violation, Lien, default, or right), including but not limited to the certificate of incorporation and the by-laws of the Parent and the certificate of incorporation and the by-laws of the Company.

          (h)  Permits.   The  Parent  and  the  Company  possess  all  material
     authorizations, certificates, franchises, licenses, and permits necessary for the lawful conduct of their business.

          (i) Regulatory Filings. The financial statements and other information set forth in the Parent's Registration Statement No. 33-81830 as declared effective by the Commission, and all other filings by Parent with the Commission (the "Regulatory Filings") are accurate in all material respects and do not contain any untrue statements of material facts or omit to state any material facts required to be stated in the Regulatory Filings that are necessary to make the statements in the Regulatory Filings not misleading.

          (j) Issuance of the Parent Shares. Upon the Parent's delivery to the Payment Agent in accordance with this Agreement of the Closing Date Shares, such Closing Date Shares shall be validly issued, fully paid, and nonassessable, and not issued in violation of any preemptive rights.

          (k) No Broker. Neither the Parent nor the Company has any obligation or liability to any broker, finder, or other person for any broker or similar services with respect to the Sale.

          (l) Compliance With Applicable Laws. The Parent's and the Company's execution, delivery, and performance of this Agreement will not violate any Applicable Laws. Moreover, no Lawsuit by or before any court or other governmental entity exists, or to the knowledge of the Parent or the Company is threatened, that would prohibit the Parent or the Company from consummating the Sale or seek damages with respect to the Sale.

          (m) Funding of the Acquisition. The Parent possesses adequate cash reserves and financing commitments to fund the Closing Date Cash payable upon the consummation of the Sale.

          (n) Disclosure. The Parent and the Company have fully provided the Target and the Stockholders with all information that the Target or the Stockholders requested when deciding whether to enter into this Agreement. No representation or warranty of the Parent or the Company contained in this Agreement contains any untrue statement or omits to state a fact necessary the make the statements in such representation and warranty not misleading.

      Section 5.2 Representations and Warranties of the Target and the Stockholders. The Target and the Stockholders, jointly and severally, represent and warrant, as of the date of execution hereof, to the Parent and the Company as follows:

          (a) Organization of the Target. The Target is a service corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois. The Target is not required to qualify to transact business as a foreign corporation in any jurisdiction, except where the failure to qualify could not have a material adverse effect upon the Target.

          (b) Power and Authority of the Target. The Target possesses the requisite corporate power and authority to execute, deliver, and perform this Agreement, without obtaining any approval, authorization, consent, or waiver or giving any notice, other than the approval of its board of directors and the Stockholders, which it has properly obtained. The Target also possesses the requisite corporate power and authority to own its properties and carry on its business as presently conducted.

          (c) Execution, Delivery, and Enforceability. The Target has duly authorized, executed, and delivered this Agreement, and this Agreement constitutes a valid, legal, and binding obligation of the Target, enforceable against the Target in accordance with its terms, subject to any Law Affecting Creditors' Rights.

          (d) Target Shares. The record and beneficial ownership of the Target Shares are described on Schedule 5.2(d). The Target Shares constitute all of the authorized securities of the Target, the Stockholders own all of the outstanding Target Shares, and all Stockholders are signatories to this Agreement. The Target Shares are comprised of (i) 100,000 authorized shares of Common Stock, par value $10.00 per share (the "Target Common Shares"), of which 3,000 shares are outstanding, and (ii) 10,000 authorized shares of Preferred Stock, par value $100.00 per share (the "Target Preferred Shares"), of which 1,650 shares are outstanding. All of the outstanding Target Shares have been validly authorized and issued, are fully paid and nonassessable, and were not issued in violation of any preemptive rights or Applicable Law. There are no preemptive rights with respect to the Target Shares. The Stockholders have good, valid and indefeasible title to the Target Shares and no Liens exist with respect to any Target Shares. As a result of the transactions contemplated hereby, record and beneficial ownership of the Target Shares will be transferred to the Company, free and clear of all Liens of any kind.

          (e) No Other Securities. The Target does not have outstanding: (i) any securities other than the Target Shares, (ii) any options, warrants, or other rights to purchase any Target securities, or (iii) any commitment to issue or purchase any securities, including any Target Shares, options, warrants, or other securities.

          (f) Subsidiaries. Except as described on Schedule 5.2(f), the Target does not directly or indirectly own or hold any interest in any Person, including any equity securities or partnership interests. All representations and warranties of the Target and the Stockholders set forth in this Section 5.2 applicable to the Target's assets, business, cash flows, financial condition, operating results, and prospects apply to the Target on a consolidated basis with the Persons described on Schedule 5.2(f) (the "Subsidiaries").

               (i) Organization of the Subsidiaries. Each Subsidiary is a corporation or a partnership duly organized, validly existing, and in good standing under the laws of the state of its jurisdiction as shown on Schedule 5.2(f). Each Subsidiary is not required to qualify to transact business as a foreign corporation in any jurisdiction, except where the failure to qualify could not have a material adverse effect upon such Subsidiary.

               (ii) Power and Authority. Each Subsidiary possesses the requisite power and authority to own its properties and carry on its business as presently conducted.

               (iii) Subsidiary Securities. The Target owns all of the outstanding equity securities or partnership interests of each Subsidiary free and clear of any Liens, except the Permitted Liens. All of the outstanding equity securities and partnership interests of each Subsidiary have been validly issued, are fully paid and nonassessable, and were not issued in violation of any preemptive rights or Applicable Law. No Subsidiary has any outstanding: (A) options, warrants, or other rights to purchase any Subsidiary securities, or (B) commitment to issue any securities, including any options, warrants, or other securities.

          (g) Hospital Contracts. All Documents to which the Target is a party (or entered into on behalf of the Target) pursuant to which the Target provides Emergency Department Services or other services to any hospitals

     (the "Hospitals") are listed on Schedule 5.2(g) (the "Hospital Contracts"). No Document exists with respect to any Hospital Contract pursuant to which the Target has subcontracted to another Person any of the Target's obligations under any Hospital Contract, except for the delegation of the performance of medical services pursuant to the Physician Contracts. Except as described on Schedule 5.2(g) and Schedule 7.1(b), no Stockholder has entered into any Document in his or her individual capacity or on behalf of any Person other than the Target to provide Emergency Department Services or other services to any hospital or other health care facility.

          (h) Physician Contracts. All Documents to which the Target is a party (or entered into on behalf of the Target) pursuant to which the Target has employed or engaged physicians (the "Physicians") to render services with respect to the Hospital Contracts or otherwise (including the Physician Stockholder Employment Agreements) are listed on Schedule 5.2(h) (collectively, the "Physician Contracts") and the hourly rates for the physicians party to the Physician Contracts are set forth on Schedule 5.2(h).

          (i) Other Contracts. Except for the Hospital Contracts and the Physician Contracts, all material Documents to which the Target is a party (or entered into on behalf of the Target), including any Documents affecting the Target Shares, or any material Documents affecting the Target, regardless of whether the Target is a party to such Documents, are listed on Schedule 5.2(i) (collectively with the other Documents described on Schedule 5.2(i) the "Other Contracts").

          (j) Contracts Generally. Except as described on Schedule 5.2(j):

                  (i) Valid and Binding. Each Contract is valid, binding, and in full force and effect. To the knowledge of the Target or any Stockholder, no Contract has been amended or supplemented in any way except as described in the description of such Contract and no party to any Contract has assigned any of its rights or delegated any of its duties under such Contract except for the delegation of the performance of Medical Services under the Hospital Contracts pursuant to the Physician Contracts.

                  (ii) No Breach  or  Default.  No  material  breach or  default exists under any Contract, and to the knowledge of the Target or any Stockholder, no event has occurred with respect to any Contract that with the lapse of time or action or inaction by any party to such Contract could result in a material breach or a default under such Contract.

                  (iii) Enforceable by the Target After the Sale.  Following the
            Sale, all of the Target's rights under each Contract shall remain intact and inure to the Target, as owned by the Company, and such Contract will be enforceable by the Target or its assignee after the Sale in accordance with such Contract's terms, subject to any Laws Affecting Creditors' Rights.

                  (iv) No Amounts Owed. The Target does not owe more than $5,000 with respect to any Contract, except amounts owed in the ordinary course of business consistent with the Target's past practices and the terms of such Contract.

                  (v) No Liens. The Target's rights under each Contract are free and clear of any Lien, other than the Permitted Liens.

                  (vi)  No  Burdensome  Contracts.  No  Contract  or  any  other
            Document: (A) requires the Target to make purchases or pay for services in excess of the requirements of its business as presently conducted, (B) guarantees any obligation of another Person or provides any type of indemnification by the Target, or (C) restricts the ability of the Target, any Stockholder, or any Physician to compete.

            (k) Consents. All approvals, consents, and notices, required to be obtained or given by or on behalf of the Target before consummation of the Sale, including a Hospital Consent from each Hospital, are described on
      Schedule 5.2(k) (collectively, the "Consents").

          (l) No HSR Filing Required. The Sale is exempt from the notification and waiting requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, because the Target and the Stockholders expect that the aggregate consideration for the Target Shares pursuant to this Agreement will be less than $15,000,000, the Target had total assets as of December 31, 1995 of less than $25,000,000, and the Target had net sales during the year ended December 31, 1995 of less than $25,000,000, as required under 16 C.F.R. ss. 802.20(b). Moreover, except for the Consents, the execution and delivery of this Agreement by the Target and the Stockholders and the consummation of the Sale do not require any approval, consent, filing, registration, or other action by any governmental entity.

            (m) Conflicts. Subject to receipt of the Consents, the Target's execution, delivery, or performance of this Agreement will not conflict with, constitute a breach or violation of, result in a Lien against, or give rise to any default or right of acceleration, cancellation, or termination with respect to any Document to which the Target is a party or by which the Target's assets are bound (or give rise to an event that with notice, lapse of time, or both, would result in such a conflict, breach, violation, Lien, default, or right), including the articles of incorporation and the bylaws of the Target.

            (n) Permits. The Target possesses all authorizations, certificates, franchises, licenses, and permits necessary for the lawful conduct of its business (collectively, the "Permits"), each of which is listed on
      Schedule 5.2(n).

            (o) Compliance with Applicable Laws. The Target has complied with all Applicable Laws that might have a material adverse affect on the Target if not complied with and the Target's execution, delivery, and performance of this Agreement will not violate any Applicable Laws. Moreover, no Lawsuit by or before any court or other governmental entity exists or is pending or to the knowledge of the Target or any Stockholder is threatened that would prohibit the Target or the Stockholders from consummating the Sale or seek damages with respect to the Sale.

            (p) Financial Statements. The Target has prepared the financial statements and related notes and schedules attached hereto as Schedule 5.2(p) (the "Financial Statements") from its books and records using generally accepted accounting principles applied on a basis consistent with the Target's past practices. The Financial Statements present fairly the financial position, results of operations, and cash flows of the Target as of the date and for the periods covered by such Financial Statements. The Target owns all of the assets described in the most recent balance sheet that is part of the Financial Statements (the "Most Recent Balance Sheet") and does not have any liabilities other than the liabilities described in such balance sheet, the notes to the Financial Statements and the Schedules to this Agreement and liabilities incurred since the date of that balance sheet in the ordinary course of the Target's business consistent with its past practices.

            (q) Absence of Certain Changes. Except as disclosed in Schedule 5.2(q), since the date of the Most Recent Balance Sheet, there have not been: (i) any transactions in which the Target has engaged that were not in the ordinary course of the Target's business and consistent with its past practices, (ii) any Material Adverse Changes with respect to the Target, (iii) any issuance, purchase, redemption or other transaction affecting any Target Shares or other equity securities or rights in the

      Target, (iv) any declaration or payment of any dividends by the Target or the making of any other distributions or transfers by the Target to any Stockholders other than normal salary or other compensation in the ordinary course of business, (v) any disposition, or commitment to dispose of, any significant assets of the Target, (vi) any assumption, creation, guarantee, or incurrence of any indebtedness by the Target, whether absolute or contingent, other than indebtedness incurred by the Target in the ordinary course of its business consistent with past practices, (vii) any material amendments, modifications, or terminations of any Documents to which the Target is or was a party or by which any of the Target's assets are or were bound or any new Documents entered into by the Target that are material, (viii) any changes in the accounting principles that the Target uses when maintaining its accounting records or presenting its financial statements or other alteration in the manner of keeping its accounts, books, or records, (ix) any hiring, terminating, or changing of any of the Target's directors, officers, or employees having senior or supervisory positions, (x) any increase in the compensation that the Target pays to any Person, or any commitment to make any such increase, or
      (xi) any making, changing, or forgiving of any loan between the Target and any of its Affiliates, directors, employees, Physicians, officers, related parties, or Stockholders.

            (r) Accounts Receivable. The accounts and notes receivable reflected on the Most Recent Balance Sheet and all accounts and notes receivable of the Target arising after the date of such balance sheet, other than accounts and notes receivable collected since then in the ordinary course of the Target's business consistent with its past practices: (i) arose from bona fide transactions by the Target in the ordinary course of its business consistent with its past practices, (ii) represent bona fide indebtedness of the respective debtors, (iii) are collectible in fall subject to any reserve for doubtful accounts included in the Target's books and records, and (iv) are not, to the knowledge of the Target or any Stockholder, subject to any defense or offset.

            (s) Tangible Property. Subject to the Permitted Liens, the Target has good and marketable title to all the real and personal property reflected in the Most Recent Balance Sheet and all real and personal property that it has acquired since the date of such balance sheet, other than such real and personal property that the Target has disposed of since then in the ordinary course of its business consistent with its past practices and other than as described on Schedule 5.2(s). All of the Target's tangible assets that are material to its business are in good operating condition.

            (t) No Undisclosed Liabilities. The assets and business of the Target are not subject to any liabilities, obligations, or other Claims of any nature, absolute or contingent, or any facts that could give rise to any liabilities, obligations, or other Claims that could materially adversely affect the assets, business, cash flows, financial condition, prospects, or operations of the Target, except as disclosed in the Financial Statements or incurred since the date of the Most Recent Balance Sheet and disclosed on Schedule 5.2(t).

          (u) Related Party Indebtedness. Other than normal compensation owed under the Physician Contracts, the Target does not owe any amounts to any of its Affiliates, directors, employees, officers, physicians, related parties, or Stockholders. Moreover, no such Persons owe any amounts to the Target.

          (v) Permitted Liens. The Target has good and marketable title to each of its assets, free and clear of any Lien, other than the Liens listed on
     Schedule 5.2(v) (collectively, the "Permitted Liens").

            (w) Litigation and Claims. Except as described on Schedule 5.2(w), no Lawsuit is pending or to the knowledge of Target or any Stockholder is threatened against or affecting: (i) the Target, (ii) any Stockholder (but only with respect to Lawsuits affecting the Stockholder in its capacity as a Stockholder), (iii) any Physician, including the Stockholders, (but only with respect to Lawsuits involving the provision of Emergency Department Services or the practice of medicine), (iv) any Contract, or (v) the execution, delivery, or performance of this Agreement. Any and all acts, conditions, circumstances, events, or incidences that might result in a Claim against the Target, any Stockholder or any Physician with respect to the provision of Emergency Department Services or the practice of medicine that could have a material adverse effect upon the assets, business, financial condition or operations of the Target are also described in
      Schedule 5.2(w). The Target reasonably believes that Insurance Policies adequately cover any liabilities that may arise with respect to the items described on Schedule 5.2(w).

            (x)   Taxes.  Except as provided on Schedule 5.2(x):

               (i) Tax Returns and Extensions. Each of the Target and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Target and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Target and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made to the knowledge of the Stockholders or the Target by an authority in a jurisdiction where any of the Target and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of any of the Target and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) No Additional Withholding. Each of the Target and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (iii) No Audits. No director or officer (or employee responsible for Tax matters) of any of the Target and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of the Target and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the Stockholders and the directors and officers (and employees responsible for Tax matters) of the Target and its Subsidiaries has knowledge based upon personal contact with any agent of such authority. Schedule 5.2(x) indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Target has delivered to the Parent and the Company correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Target and its Subsidiaries since January 1, 1990.

               (iv) No Waiver of Limitations Period. None of the Target and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. (v) Miscellaneous. None of the Target and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Target and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of the Target and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section
          897(c)(2)  during the  applicable  period  specified  in Code  Section

          897(c)(1)(A)(ii). Each of the Target and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. None of the Target and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Target and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Target) or (B) to the knowledge of the Target or its Subsidiaries, has any liability for the Taxes of any Person (other than any of the Target and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.


               (vi) Tax Attributes. Schedule 5.2(x) sets forth the following information with respect to the Target as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing Date giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Target in its assets; and
          (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Target.

               (vii) Tax Liability. The unpaid Taxes of the Target and its Subsidiaries as of February 29, 1996 do not exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet dated as of February 29, 1996 provided to the Parent and the Company on April 18, 1996 (rather than in any notes thereto).

               (viii)No Tax Liens. No Tax liens exist with respect to any assets of the Target.

            (y) Insurance. All insurance policies in effect that provide any type of insurance coverage for the Target with respect to its business, casualties, errors and omissions, general business liabilities, or medical malpractice are described on Schedule 5.2(y) (collectively, the "Insurance Policies"). The Target has not received any notice from any insurance carrier of any intention to discontinue any Insurance Policy or to discontinue or decrease any insurance coverage under any Insurance Policy.

            (z)   Employee Benefit Plans.

               (i) ERISA Welfare Plans. All employee welfare benefit plans, as defined in Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), established or maintained by or on behalf of the Target or any of its Affiliates, or with respect to which the Target or any of its Affiliates has contributed, is required to contribute, or may have any liability, are listed on Schedule 5.2(z) (the "ERISA Welfare Plans"). Such ERISA Welfare Plans do not provide for any retiree coverage.

               (ii) ERISA Pension Plans. All employee pension benefit plans, as defined in Section 3(2) of ERISA, established or maintained by or on behalf of the Target or any of its Affiliates, or with respect to which the Target or any of its Affiliates has contributed, is required to contribute, or may have any liability, are listed on Schedule 5.2(z) (the "ERISA Pension Plans"). No ERISA Pension Plan has incurred any "accumulated funding deficiency" or "waived funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code and the Target has never sought to obtain any variance from the minimum funding standards pursuant to Section 412(d) of the Code. The funding method used in connection with each ERISA Pension Plan meets the requirements of ERISA and the Code and the actuarial assumptions used in connection with each such plan are reasonable, given the experience of such ERISA Pension Plan and reasonable expectations.

               (iii) Non-ERISA Plans. All bonus, deferred compensation, executive compensation, fringe benefit, incentive, severance, stock option, or other non-ERISA plans that the Target or any of its Affiliates maintains, or with respect to which the Target or any of its Affiliates has any liability or obligation, are listed on Schedule 5.2(z) (the "Non-ERISA Plans," and collectively with the ERISA Welfare Plans and the ERISA Pension Plans, the "Employee Benefit Plans").

               (iv) Delivery of Documents. The Target has delivered to the Parent and the Company correct and complete copies of (1) each Employee Benefit Plan, including all amendments to such plan, and all summary plan descriptions and other summaries of such plan, (2) each trust agreement, annuity or insurance contract, or other funding instrument pertaining to each Employee Benefit Plan, (3) the most recent determination letter issued by the IRS with respect to each Employee Benefit Plan that is intended to be tax-qualified and a copy of any pending applications for such IRS letters, (4) the three most recent actuarial valuation reports for each Employee Benefit Plan for which an actuarial valuation report has been prepared, (5) the two most recent annual reports (IRS Form 5500 Series), including all schedules to such reports, and plan audits, if applicable, filed with respect to each Employee Benefit Plan, and (6) all relevant schedules concerning the administrative costs, benefit payments, claims experience, financial information, and insurance premiums for each Employee Benefit Plan.

               (v) Amendments. Each Employee Benefit Plan can be amended or terminated at any time without approval from any Person, without advance notice (except for any notice required under ERISA Section 204(h) with respect to the money purchase or target benefit plan), and without any liability other than for benefits accrued prior to, or as required to be vested pursuant to, such amendment or termination.

               (vi) Joint & Several Liability. With respect to each Employee Benefit Plan and any other similar arrangement or plan either currently or previously terminated, maintained, or contributed to by any entity which either is currently or was previously under common control with the Target as determined under Code Section 414, no event has occurred and no condition exists that after the Sale could subject the Parent or the Target, directly or indirectly, to any liability (including liability under any indemnification agreement) under
          Section 412, 4971, 4975, or 4980B of the Code or Section 502, 601 or 606 of ERISA other than a liability which would not have a material adverse effect upon the assets, business, financial condition, prospects or operations of the Parent, the Company or the Target.

               (vii) Claims for Benefits. All benefits due under each Employee Benefit Plan have been timely paid and there is no material Lawsuit or Claim, other than routine uncontested claims for benefits, pending, or to the knowledge of the Target or any Stockholder threatened, against any Employee Benefit Plan or the fiduciaries of any such plan or otherwise involving or pertaining to any such plan. Moreover, to the knowledge of the Target or any Subsidiary, no basis exists for any such Lawsuit or Claim.

               (viii)Compliance with Plan and Applicable Law. The Target has administered and documented each Employee Benefit Plan in compliance with such plan's terms and Applicable Law in all material respects. Each Employee Benefit Plan and any related trust agreement, annuity or insurance contract, or other funding instrument currently complies, and has complied in the past, in all material respects, both as to form and operation, with the terms of such plan and related documents and with all Applicable Law, including ERISA and the Code, as well as the provisions of any applicable Documents.

               (ix) Contributions. All contributions and payments to or with respect to each Employee Benefit Plan have been timely made and the Target has made adequate provision for reserves to satisfy contributions and payments that have not been made because they are not yet due under the terms of such Employee Benefit Plan or related Document, or Applicable Law.

               (x) No Change in Control Triggers. No Employee Benefit Plan provides for any accelerated payments, deemed satisfaction of goals or conditions, new or increased benefits, or vesting conditioned in whole or in part upon a change in control of the Target or any of its Affiliates or any plant closing.

               (xi)  No  Benefits  Increases.  No  agreement,   commitment,   or
          obligation exists to increase any benefits under any Employee Benefit Plan or to adopt any new Employee Benefit Plan.

               (xii) No Pension Plans. Neither the Target nor any of its Affiliates maintains, participates in, contributes to, or has any obligation to contribute to any defined benefit plan, multiemployer plan, multiple employer plan, or, except for any frozen or terminated money purchase plan and target benefit plan, any plan subject to the minimum funding provisions of the Code or the minimum funding or termination insurance provisions of ERISA, or has had any obligation with respect to such a plan during the five years immediately preceding the date of this Agreement (except for said money purchase or target benefit plan).

               (xiii)No Audits or Prohibited Transactions. No audit or investigation by any governmental authority is pending, or to the knowledge of the Target or any Stockholder threatened, regarding any Employee Benefit Plan, and no party dealing with any Employee Benefit Plan has engaged in any prohibited transactions (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or any breach of fiduciary duty.

               (xiv) No Unfunded Benefits. No Employee Benefit Plan has any unfunded benefits that are not fully reflected in the Most Recent Balance Sheet.

               (xv) Tax Qualified Plans. Each Employee Benefit Plan that is intended to be a tax-qualified plan is so qualified, in both form and operation, has received one or more IRS determination letters to such effect, and no facts exist that could cause the qualified status of such Employee Benefit Plan to be adversely affected.

            (aa)  Labor Relations.

               (i) No Employment Agreements. Except for the Physician Contracts, or as otherwise described on Schedule 5.2(aa), no employment agreements exist between the Target and any of its employees or Stockholders.

               (ii) No Loans. No loans or loan agreements exist between the Target and any employee or independent contractor of the Target.

               (iii) No Collective Bargaining Agreements. No collective bargaining agreements applicable to any employee or independent contractor of the Target exist. Moreover, no Person has requested any such agreement and no discussions or negotiations have occurred with respect to any such agreement.

               (iv) No Strikes. No strikes, work stoppages, work slowdowns, sick-outs, lock-outs, or any threats of the foregoing with respect to any employees or independent contractors of the Target have occurred or are threatened.

               (v) No Labor Law Violations. No charges of discrimination, unfair labor practices, or violations of fair employment, wage payment, or health and safety laws are pending or to the knowledge of the Target or any Stockholder are threatened before any court or other governmental entity concerning any employees or independent contractors of the Target, and no basis exists for any such charge.

               (bb) Environmental Matters. The Target has complied with all Environmental Laws and, to the knowledge of the Target or any Stockholders, has never been named as a potentially responsible party under any Environmental Laws. Moreover, the Target is not subject to any liability (absolute, contingent, or otherwise) in connection with any release or threatened release of any Material of Environmental Concern into the environment or subject to any reclamation or remediation requirements under any Environmental Laws.

               (cc) Licenses to Practice Medicine. Each Stockholder and each Physician is licensed to practice medicine in each jurisdiction where he or she currently practices medicine.

               (dd) No Broker. Neither the Target nor any Stockholder has any obligation or liability to any broker, finder, or other Person for any broker or similar services with respect to the Sale.

               (ee) Absence of Certain Business Practices. Neither the Target, any Stockholder, nor any Affiliate of either of them has directly or indirectly given or agreed to give any gift or similar benefit to any Hospital employee or representative, government employee, or other Person who was or is in a possible position to help or hinder the Target, which gift or benefit: (i) might subject any Person to damages or penalties in a civil or criminal proceeding, (ii) might have a material adverse affect on the Target if not given, or (iii) might have a material adverse affect on the Target if not continued.

               (ff) Solvency. The Sale will not constitute a fraudulent transfer or conveyance with respect to the Target.

               (gg) Disclosure. The Target and the Stockholders are unaware of any material facts concerning the Target that they have not disclosed to the Parent and the Company in this Agreement or in writing pursuant to this Agreement and the Target and the Stockholders have fully provided the Parent and the Company with all information that the Parent or the Company requested when deciding whether to enter into this Agreement. Moreover, no representation or warranty of the Target and the Stockholders contained in this Agreement contains any untrue statement or omits to state a fact necessary to make the statements in such representation and warranty not misleading.

               (hh) No Corporate Practice. No Stockholder has received notice from any governmental authority, from its counsel, or from any other of its advisors that any Party to this Agreement could be precluded from receiving the benefits of this Agreement as a result of the structure of the transaction contemplated by this Agreement. Each Stockholder accordingly agrees that such Stockholder will not, in an attempt to void or nullify this Agreement or any other agreement executed in connection herewith or any relationship involving Parent or any Stockholder, sue, claim, aver, allege or assert that this Agreement or any such relationship violates any law, rule or regulation relating to the corporate practice of medicine.

     Section 5.3 Representations and Warranties of Each Stockholder. Each Stockholder represents and warrants, as of the date of execution hereof, to the Parent and the Company as follows:

               (a) Legal Capacity. Such Stockholder possesses the legal capacity to execute, deliver and perform this Agreement, without obtaining any approval, authorization, consent, or waiver or giving any notice.

               (b) Execution, Delivery, and Enforceability. Such Stockholder has duly executed and delivered this Agreement, and this Agreement constitutes a valid, legal, and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to any Law Affecting Creditors' Rights.

               (c) Target Shares. No Liens exist with respect to the Target Shares that such Stockholder owns.

               (d) Conflicts. Such Stockholder's execution, delivery, and performance of this Agreement will not conflict with, constitute a breach or violation of, result in a Lien against, or give rise to any default or right of acceleration, cancellation, or termination with respect to any Document to which such Stockholder is a party or by which any of such Stockholder's assets are bound (or give rise to an event that with notice, lapse or time, or both, would result in such a conflict, breach, violation, Lien, default, or right).

               (e) Compliance With Applicable Laws. Such Stockholder has complied with all Applicable Laws material to the practice of medicine and such Stockholder's execution, delivery, and performance of this Agreement will not violate any Applicable Laws. Moreover, no Lawsuit by or before any court or other governmental entity exists or to the knowledge of such Stockholder is threatened, that would prohibit the Target or such Stockholder from consummating the Sale or seeking damages with respect to the Sale.

               (f) No Disciplinary Proceedings. Such Stockholder is not currently subject to any professional disciplinary proceeding or action with respect to the provision of Emergency Department Services or the practice of medicine whatsoever and has not been subject to any such proceeding or action in the past.

               (g) Sophisticated Investor.

                    (i) Accredited Investor.  Such Stockholder is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                    (ii) Investment  Purpose.  Such Stockholder is acquiring the
               Parent Shares delivered pursuant to this Agreement for investment purposes and not with a view to making a distribution of such shares.

                    (iii) Investment Experience. Such Stockholder has sufficient knowledge and experience to enable him or her to evaluate the merits and risks of an investment in the Parent Shares.

                    (iv) Financial Disclosure. Such Stockholder has received all of the financial and other information of the Parent that such Stockholder considers necessary to evaluate an investment in the Parent Shares.

                    (v) Ability to Bear Loss.  Such  Stockholder has the ability to bear any loss with respect to his or her investment in the Parent Shares.

                    (vi) Residency.  Such Stockholder is a bona fide resident of the State of Illinois.

            (h) Covenant Not to Compete. The Covenant Not to Compete is not unduly burdensome to such Stockholder and such Stockholder is willing and able to compete outside the parameters of the Covenant Not to Compete. Except for the Covenant Not to Compete and the Physician Stockholder Employment Agreements, no Document in any way restricts the ability of such Stockholder to compete whatsoever.


                                VI. COVENANTS

      Section 6.1 Best Efforts to Consummate the Sale. Each of the parties to this Agreement shall use its best efforts to take, or cause to be taken, all actions necessary, proper, or advisable to consummate the Sale in accordance with and subject to the terms of this Agreement.

      Section 6.2 Access to the Target. From the date of this Agreement through the Closing Date, the Target shall permit the Parent, the Company, and their advisors and representatives access to the Target's assets and business, including the Target's books and records. Moreover, during this period the Target shall cause its officers, employees, advisors, and representatives to furnish promptly to the Parent, the Company, and their advisors and representatives, at the sole cost and expense of the Parent and the Company, such financial and operating information as such Persons may reasonably request, including copies of any requested documents.

      Section 6.3 Operation of the Target Pending the Sale. From the date of this Agreement through the Closing Date, and except as otherwise set forth in Exhibit D, the Target shall, and the Stockholders shall cause the Target to:

            (a) Representations and Warranties. Use reasonable efforts to operate and maintain its assets and business in such a manner so that the representations and warranties of the Target and the Stockholders set forth in this Agreement shall continue to be correct and complete in all material respects at all times prior to the Closing Date as if made on and as of such times.

            (b) Operate the Business in the Ordinary Course. Except as is otherwise provided for in this Agreement, operate its business in the ordinary course consistent with past practices and this Agreement and in compliance with all Applicable Laws material to its business and assets;

          (c) Maintain Goodwill. Preserve intact its business and the goodwill of the Hospitals, the Physicians, the Target's employees, and any other Person having business relations with it;

          (d) No Material Adverse Change. Not cause or suffer to exist any Material Adverse Change to it;

          (e) No Transaction in Target Shares. Refrain from issuing, purchasing, redeeming, or otherwise affecting any Target Shares, any other equity securities of the Target, or any right to acquire any equity securities from the Target;

          (f) No Dividends. Refrain from declaring or paying any dividends or otherwise making any distributions or transfers to any Stockholders in their capacities as Stockholders;

          (g) Maintain Assets. Maintain its tangible assets in good order and repair;

          (h) Disposition of Assets. Refrain from disposing of, or committing to dispose of, any assets, other than the sales of assets involving $10,000 or less in any one transaction or series of related transactions, and other than as contemplated by Section 4.2(d);

          (i) Borrow Money. Refrain from assuming, creating, guaranteeing, or incurring any indebtedness, whether absolute or contingent, other than indebtedness incurred in the ordinary course of its business consistent with past practices;

          (j)  Make  Payments.   Promptly  pay  when  due  all  liabilities  and
     obligations of every kind and nature incurred by it;

          (k) Pay Taxes. Timely and accurately file all required Tax returns and reports and timely pay all Taxes owed with respect to such returns and reports;

          (l) No Liens. Refrain from granting any Liens;

          (m) No Changes to Contracts. Refrain from amending, modifying, or terminating any of its Contracts or other Documents except as contemplated by this Agreement, including the Target's articles of incorporation and by-laws, or entering into any new Document that is material;

          (n) Perform Obligations. Punctually perform all obligations under each Contract and each of its other Documents, and keep each of them in full force and effect, free from any right of cancellation, forfeiture, or termination;

          (o) Insurance Coverage. Continue in effect all Insurance Policies;

          (p) No Changes in Accounting Principles. Refrain from changing the accounting principles used when maintaining its accounting records or presenting its financial statements, or otherwise altering the manner of keeping its accounts, books, or records, except for converting its accounting basis to the accrual method;

          (q) Change Key Employees. Refrain from hiring, terminating, or changing any of its directors, officers, or employees having senior or supervisory positions;

          (r) Compensation. Except as may be specifically agreed to in writing by the Parent, refrain from increasing or promising to increase any compensation or benefits that the Target pays to any Person, including any formula upon which any compensation or benefits are based;

          (s) Employee Benefit Plans. Make full and timely payment of all amounts required under each Employee Benefit Plan;

          (t) Loans to Affiliates. Refrain from making, changing, or forgiving any loan between the Target and any of its Affiliates, directors, employees, Physicians, officers, related parties, or Stockholders; and

          (u) No Agreements Concerning the Foregoing. Refrain from entering into any agreement to take any of the actions described in the foregoing clauses
     (a) through (t) of this Section 6.3.

     Section 6.4 Changes to the Information Disclosed on the Schedules. From the date of this Agreement through the Closing Date:

            (a) Information on the Schedules. The Target and the Stockholders shall promptly notify the Parent and the Company of any changes to the information disclosed on any schedule to this Agreement, including changes occurring after the date of this Agreement (although such disclosure shall not in any way amend or supplement any schedule).

            (b) Representations, Warranties, and Covenants. Each party to this Agreement shall notify each other Party to this Agreement of any condition, circumstance, fact, or other information that may cause the representations and warranties of such Party contained in this Agreement to be incorrect or incomplete at any time prior to the Closing Date as if made on and as of any such time or cause such Party to be unable to perform its covenants contained in this Agreement that it is required to perform on or before the Closing Date. Such Party shall then use reasonable efforts to prevent or promptly cure any such breach.

      Section 6.5 Satisfaction of the Closing Conditions. The Target and the Stockholders shall use their best efforts to cause the conditions set forth in
Section 4.2 to be satisfied, including the delivery to the Parent and the Company of all of the Consents. The Parent and the Company shall use their best efforts to cause the conditions set forth in Section 4.3 to be satisfied as promptly as possible.

      Section 6.6 NASD Filing. At least 15 days before the Closing Date, or such later date as is permitted by the National Association of Securities Dealers, the Parent shall list the Parent Shares to be delivered pursuant to this Agreement on the National Market System. The Parent shall pay any fee required with respect to such listing.

      Section 6.7 Form 8-K Financial Statements. The Target and the Stockholders acknowledge that within 15 days after the Closing Date, the Parent must file a Form 8-K with the Commission disclosing the Sale. With the Form 8-K or within 60 days after the filing of the Form 8-K, the Parent must file with the Commission:
(a) the audited financial statements of the Target for the year ended December 31, 1995, (b) the interim financial statements of the Target for the period beginning on January 1, 1996 and ending on the Effective Date if required under Rule 3-05 of Regulation S-X of the Commission, (c) the pro forma balance sheet of the Parent as of December 31, 1995, prepared as if the Sale had occurred on that date, and (d) the pro forma statements of operations of the Parent for the fiscal year ended December 31, 1995, and the interim period beginning on January 1, 1996 and ending on the Effective Date if required under Rule 3-05 prepared as if the Sale occurred as of the beginning of such periods. The Target's financial statements for the year ended December 31, 1995, are included as part of the Financial Statements described in Schedule 5.2(p). From the date of this Agreement until the Closing Date, the Target shall provide the Certified Public Accountants access to the Target's books and records, personnel, and premises for the purpose of auditing the Target's financial statements for the year ended December 31, 1995. The Company shall pay the fees and expenses of the Certified Public Accountants for performing such audit, which shall not be reflected as a liability of the Target on the Final Balance Sheet. The Target and the Stockholders shall cooperate with the Parent and the Certified Public Accountants in connection with such audit and the preparation of the pro forma financial statements.

      Section 6.8 Employee Notices. The Target and the Stockholders shall use their best efforts to amend each employment agreement between the Target and any of its employees so that the amended terms of such agreement are acceptable to the Parent and the Company, which efforts shall include, if requested by the Company, causing the Target and each Physician to enter into a new Physician Contract, in form and substance satisfactory to the Parent and the Company. The Target and the Stockholders shall also be solely responsible for any notice or other requirements or liabilities under any Worker Adjustment and Retraining Notification Act or similar state law implicated by this Agreement or the Sale or required under any Employee Benefit Plan.

      Section 6.9 No Transfer of Target Shares. From the date of this Agreement, no Stockholder shall transfer any of his or her Target Shares. Moreover, each Stockholder shall use its best efforts to support this Agreement and the Sale.

      Section 6.10 Public Announcements. The Target and the Stockholders shall not issue any press release or make any public statement concerning this Agreement or the Sale without obtaining the prior consent of the Parent and the Company. The Target and the Stockholders acknowledge that the Parent may issue such press releases concerning this Agreement and the Sale as it considers appropriate and may make any filings that the Parent considers advisable or necessary under the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules applicable to the National Market System. Notwithstanding anything herein to the contrary, before issuing any press release concerning this Agreement or the Sale, the Parent shall consult with the Target concerning the substance of such press release.

      Section 6.11 No Shopping. Unless and until this Agreement is terminated pursuant to Article IX, neither the Target, any Stockholder, or any Affiliate of either of them shall directly or indirectly encourage, solicit, initiate, or participate in any discussions or negotiations with any Person other than the Parent and the Company concerning any merger, sale of substantially all assets, business combination, sale of shares of capital stock, or similar transaction involving the Target, or directly or indirectly disclose any Confidential Information to any Person other than the Parent, the Company, and their advisors and representatives. If the Target or any Stockholder receives an offer or inquiry with respect to any of the foregoing types of transactions, such Person shall promptly inform the Parent and the Company of such offer or inquiry.

      Section 6.12 Target Lease. Upon the execution and delivery of this Agreement, the Target shall enter into an amendment to the Lease Agreement between Kirchoff Limited Partnership and the Target with respect to the premises that the Target leases at 4215 Kirchoff Road, Rolling Meadows, Illinois, in the form of EXHIBIT I (the "Target Lease Amendment").

      Section 6.13 Target Directors and Officers Following the Sale. Promptly after consummation of the Sale, the Parent and the Company shall cause the election of the individuals listed on Schedule 6.13 to the offices of the Target designated on such schedule, provided that this Section 6.13 shall not: (a) confer upon any such individual the right to continued employment by the Target following the Sale, or (b) affect in any way the Target's right to terminate such individual's employment or remove him or her from office.

      Section 6.14 Pending Negotiations and Execution of Hospital Contracts. The Target and the Stockholders hereby represent, warrant and covenant that (a) the Hospital Contract between the Target and Northwest Community Hospital is currently under renegotiation, that new terms for such Hospital Contract will be agreed upon within 30 days after the Closing Date, and that the financial terms of such contract shall be consistent with the presentation of such contract in the pro forma financial information delivered to the Parent on April 2, 1996,
(b) the Hospital Contract between the Target and St. Elizabeth Hospital shall be executed within 30 days after the Closing Date.


            VII. COVENANTS NOT TO COMPETE OR DISCLOSE CONFIDENTIAL
                                 INFORMATION

      Section 7.1 Covenant Not to Compete. Each Stockholder covenants (the "Covenant Not to Compete") that, without the prior written consent of the Target after the Sale, during the Non-Compete Period such Stockholder will not directly or indirectly:

          (a) Solicit Hospitals and Physicians. Either on his or her own account or for any other Person, solicit, induce, attempt to induce, interfere with, or endeavor to cause: (i) any Hospital to modify, amend, terminate, or otherwise alter its Hospital Contract; (ii) any Physician to modify, amend, terminate, or otherwise alter his or her Physician Contract; or
     (iii) any other physician engaged by the Service Corporation or any other Affiliate of the Parent to terminate his or her arrangement with such Affiliate;

          (b) Provide Emergency Department Services. Except for the activities described on Schedule 7.1(b), own, manage, operate, engage in, serve as an advisor or consultant for, control, or otherwise participate in or be involved as a partner, guarantor, or other holder of an interest in, any Person providing Emergency Department Services in any place within the defined Service Areas for any Hospital as set forth on EXHIBIT J;

          (c) Assist Competitors. Make any statement or perform any act intended to advance an interest of any existing or prospective competitor of the Parent or any of its Affiliates (a "Competitor"), or encourage any other Person to make any such statement or to perform any such act; and

          (d) Send Clients to Competitors. Make any statement or perform any act intended to cause any existing or potential client of the Parent or any of its Affiliates to use the services or purchase the products of any Competitor.

Notwithstanding any provision herein to the contrary, if any Hospital Contract with any Hospital terminates for any reason other than default by the Hospital thereunder, then, nothing herein shall prohibit any Stockholder from engaging in the activities otherwise prohibited under Section 7.1(b) at such Hospital or within the Service Areas described in Section 7.1(b). The covenants agreed to in this Section 7.1 shall be in addition to, and not a limitation of, any covenants agreed to by any Stockholder in another contract.

      Section 7.2 Indirect Competition. For purposes of this Agreement, a Stockholder shall be deemed to be indirectly competing against the Parent and its Affiliates if the Stockholder or any of his or her Affiliates owns a beneficial interest in any Person who provides Emergency Department Services to any Hospital or any Affiliate of any Hospital at any Service Area described in
Section 7.1(b). The ownership restriction contained in this Section 7.2 shall not apply to ownership as a passive investor of less than a two percent (2%) interest in the outstanding equity securities of any publicly held corporation listed on a national securities exchange or association.

      Section 7.3 No Disclosure of Confidential Information. Each of the Target and the Stockholders, jointly and severally, covenant (the "Non-Disclosure Obligation") that they will not disclose any Confidential Information at any time to any Person other than the Parent, the Company, and their advisors and representatives; provided that with respect to any such disclosure by any Stockholder, each Stockholder covenants only with respect to his or her own disclosures. This Section 7.3, however, shall not preclude the Target or any Stockholder from:

          (a) Advisors. Disclosing information to its accountants, lawyers, and other professional advisors, provided that the Target and the Stockholders shall be deemed to have breached this Section 7.3 if any such accountant, lawyer, or other professional advisor discloses such information to any other Person;

          (b) Public Information. Disclosing information generally available to the public other than by breach of this Section 7.3;

          (c) Required by Law. Disclosing  information  required by law or court
     order  after  promptly   notifying  the  Parent  and  the  Company  of  the
     requirement to disclose such information; or

          (d) Tax Returns. Disclosing information required in any Tax report or return.

      Section 7.4 Reasonableness. The Stockholders acknowledge that the terms of the Covenant Not to Compete and the Non-Disclosure Obligation are reasonable in all respects and necessary to permit the Parent and the Company to realize the benefits of the Sale.

      Section 7.5 Judicial Enforcement. Any breach or violation of the Covenant Not to Compete or the Non-Disclosure Obligation shall entitle the Parent or the Company to an injunction restraining any further or continued breach or violation. Such right to an injunction shall be in addition to and cumulative of (and not in lieu of) any other remedies to which the Parent and the Company are entitled because of such breach or violation. If a court of competent jurisdiction determines that the Covenant Not to Compete or the Non-Disclosure Obligation are partially or wholly inoperative, invalid, or unenforceable in a particular case because of their duration, geographical scope, restricted activity, or any other parameter, such court may reform such duration, geographical scope, restricted activity, or other parameter with respect to such case to permit enforcement of such reformed Covenant Not to Compete or reformed

Non-Disclosure Obligation to the greatest extent allowable.

      Section 7.6 Condition to Payments. Notwithstanding anything else to the contrary in this Agreement, a condition to the obligation of the Parent to make any Contract Retention Payment, Performance Payment or Incentive Earnout Payment to the Payment Agent with respect to the amount allocable to each Stockholder shall be that such Stockholder has not violated the Covenant Not to Compete or the Non-Disclosure Obligation.


                            VIII. INDEMNIFICATION

     Section 8.1 Indemnification of the Parent and the Company. The Stockholders, jointly and severally, shall indemnify, defend, reimburse, and hold the Parent, the Company, and each of their Affiliates (including the Target, after the Sale), together with each of their agents, directors, employees, officers, and stockholders (collectively, the "Company Indemnitees") harmless from any and all Claims (other than Claims indemnified pursuant to Section 8.7) directly or indirectly related or arising with respect to:

          (a) Breaches. Any breach of any representation, warranty, covenant, or agreement of the Target or any Stockholder set forth in this Agreement; provided that with respect to representations and warranties of each Stockholder set forth in Section 5.3, each Stockholder shall only be liable with respect to any breach of his or her own representations and warranties;

          (b) Failure to Perform. Any failure duly to perform or observe any term, provision, covenant, or agreement to be performed or observed by the Target or any Stockholder set forth in this Agreement;

          (c) Medical Malpractice Claim. Any medical malpractice or similar claims against the Target, any Stockholder, or any Physician with respect to any activity, condition, circumstance, event, or incident existing or occurring on or before the Closing Date;

          (d) Physicians. Any performance or non-performance of services on or before the Closing Date by any physician employed or engaged by or on the behalf of the Target; provided that with respect to performance or non-performance of services by any Stockholder, each Stockholder shall only be liable with respect to his or her own performance or non-performance of services;

          (e) Medicare and Medicaid Audits. Any audits or billings under Medicare, Medicaid, CHAMPUS, or with respect to any third party payor arising in connection with any Hospital Contract or the Target's business for any period on or before the Closing Date; provided that with respect to any audits or billings arising in connection with the actions of any Stockholder, each Stockholder shall only be liable with respect to his or her own actions; provided; further, that the Stockholders' aggregate indemnity obligation with respect to this paragraph (e) shall not exceed $1,000,000;

          (f) Violation of Applicable Law. Any violation of any Applicable Law by the Target, any Stockholder, or any Physician occurring prior to the Closing Date; provided that with respect to any violation by any Stockholder, each Stockholder shall only be liable with respect to his or her own violations;

          (g) Employees. Any activity, condition, circumstance, event, or incident existing or occurring on or before the Closing Date with respect to any employee of the Target; provided that with respect to any activity, condition, circumstance, event, or incident with respect to any Stockholder, each Stockholder shall only be liable with respect to his or her own activities, conditions, circumstances, events, or incidents;

          (h) Employee Claims. Any arbitrations, claims, demands, grievances, withdrawal liabilities, or charges of any nature whatsoever made by any employees of the Target, bargaining agents, Physicians, or governmental entities arising from any activity, condition, circumstance, or incident existing or occurring on or before the Closing Date or by virtue of the Sale;

          (i) Environmental Laws. Any actual or threatened violation of any Environmental Laws or remedial obligations arising under any Environmental Laws in connection with any activity, condition, circumstance, event, or incident existing or occurring on or before the Closing Date that relates in any way to the Target or any Hospital Contract;

          (j) Employee Benefit Plans. Any activity, condition, circumstance, event or incident existing or occurring before the Closing Date with respect to the administration of any Employee Benefit Plan or the investment of any assets of any Employee Benefit Plan. This indemnity shall override and supersede any indemnity provided by the Target to the plan administrator or plan trustee or any other fiduciary of any Employee Benefit Plan of the Target, whether contained in the plan document, the Target's bylaws or otherwise. The Stockholders further agree to pay the necessary premiums to maintain the Target's fiduciary liability insurance covering any acts or omissions of its employees, shareholders or directors as plan fiduciaries for a period of one year following the Closing Date; or

          (k) Stockholder Claims. Any condition, circumstances, event, or incident existing or occurring on or before the Closing Date with respect to any former stockholder of the Target, or any Claims made by any such former stockholder against the Target.

The  Stockholders'  aggregate  indemnity  obligation with respect to Section 8.1
(a)-(j) shall not exceed $4,000,000; provided, further, that each Stockholder's indemnity obligation with respect to this Section 8.1 shall not exceed one-third of the total amount of cash consideration received by such Stockholder pursuant to the Sale, plus one-third of the value, as of the Closing Date, of the Parent Shares received by such Stockholder pursuant to the Sale.

      Section 8.2 Indemnification of the Target and the Stockholders. The Parent and the Company shall, jointly and severally, indemnify, defend, reimburse, and hold the Stockholders and their Affiliates and agents (collectively, the "Target Indemnitees") harmless from any and all Claims (other than Claims indemnified pursuant to Section 8.7) directly or indirectly related or arising with respect to:

          (a) Breaches. Any breach of any representation, warranty, covenant, or agreement of the Parent or the Company set forth in this Agreement;

          (b) Failure to Perform. Any failure duly to perform or observe any term, provision, covenant, or agreement to be performed or observed by the Parent or the Company set forth in this Agreement; or

          (c) Contracts. Any liability or obligation with respect to any Contract arising after the Closing Date.

      Section 8.3 Indemnification Procedure. The indemnification obligations under this Agreement (other than indemnification obligations arising under Section 8.7) shall be subject to the following procedures:

            (a) Defense of a Claim. Within five days after receiving notice of any Claim that may give rise to an indemnification obligation under this Agreement, the party in receipt of such notice shall give each other party to this Agreement written notice of such Claim, together with a copy of all documents relating to such Claim that such party possesses, and the party or parties responsible for providing indemnification (the "Indemnitor") shall immediately undertake the defense of such Claim by representatives of its own choosing, provided that with respect to any

      Claim involving medical malpractice, the Parent may undertake the primary defense of such Claim through representatives of its own choosing if any Stockholder or Physician named in such Claim has not elected to undertake the primary defense of such Claim.

            (b) Participation of the Indemnitee. If within 10 days after delivering notice of a Claim to the Indemnitor (or, if earlier, prior to five days before an answer or other pleading must be served to prevent judgment by default in favor of the Person asserting the Claim), the Indemnitor has not begun to defend against such Claim, the party or parties entitled to indemnification (the "Indemnitee") shall have the right to defend, compromise, or settle such Claim on behalf of, and for the account and risk of, the Indemnitor. Notwithstanding whether the Indemnitor commences at anytime to defend against a Claim, the Indemnitee shall have the right to participate in such defense by representatives of its own choosing; provided, however, that if the Indemnitor commences to defend against a Claim, such participation shall be at the sole cost and expense of the Indemnitee.

            (c) Settlement of Claims. An Indemnitor shall have the right, at its own cost and expense, to compromise or settle any Claim, provided that an Indemnitor shall not compromise or settle any Claim or consent to the entry of any judgment if such compromise, settlement, or judgment does not include an unconditional release by the Person asserting the Claim of each Indemnitee from all liability with respect to such Claim.

            (d) Cooperation. In connection with any indemnity obligation, each Indemnitee shall cooperate with all reasonable requests of the Indemnitor.

      Section 8.4 Negligence. The indemnity obligation under this Agreement shall be applicable whether or not negligence of the Person entitled to indemnification is alleged or proven.

      Section 8.5 Non-Exclusivity of Remedies. The indemnity rights provided in this ARTICLE VIII shall not be the exclusive remedy available to the parties to this Agreement.

      Section 8.6 Insurance. With respect to any events occurring on or before the Closing Date for which the Parent, the Company and the Target are entitled to indemnification, the Parent, the Company and the Target shall be entitled to the benefits of any applicable Insurance Policy to the extent permitted by the respective insurance company.

      Section 8.7 Tax Indemnification.

            (a)  Stockholders  Liability for Taxes.  The  Stockholders  shall be liable for and shall indemnify the Parent and its Affiliates (including the Target and its Subsidiaries after the Sale) for Claims asserted directly against, resulting directly to, imposed directly upon or incurred or suffered directly by Parent and its Affiliates as a result of or arising from all Taxes (including, without limitation, any obligation to contribute to the payment of a tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included the Target or any of the Subsidiaries) imposed on the Target or any of the Subsidiaries or for which the Target or any of the Subsidiaries may otherwise be liable (i) for any Tax period that ends on or before the Closing Date, (ii) for any Tax period beginning before and ending after the Closing Date, but only with respect to the portion of such Taxes that relates to the portion of the Tax period ending on and including the Effective Date, or (iii) primarily attributable to a breach by the Stockholders of their obligations under this Agreement, in each case only to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Final Balance Sheet. For the avoidance of doubt, the Stockholder's liability under this Section 8.7(a) shall extend to any Claims of the Parent or the Target for expenses incurred in responding to an examination, audit, administrative or court proceeding, or other procedure in which a Tax authority seeks to propose adjustment, that if pursued successfully, would give rise to a liability for Taxes for which the Parent would have a Claim under this Section 8.7(a), even if no Tax is ultimately payable as a result of such examination, audit, administrative or court proceeding, or other procedure. The Stockholders shall be entitled to any refund of Taxes (and applicable interest) of the Target or the Subsidiaries received with respect to periods for which the Stockholders were liable under this Section 8.7(a), provided that the Stockholders shall not be entitled to any refund to the extent such refund is generated using loss carrybacks from taxable periods (or portions thereof) beginning after the Closing Date. For purposes of this Section, in the case of any taxes that are not imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Tax period ending on the Closing Date shall (x) in the case of any taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any Tax based upon or related to income or receipts (including franchise taxes to the extent based upon income, receipts or earned surplus), be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date.

            (b) Parent's Liability for Taxes. The Parent shall be liable for and shall indemnify the Stockholders for Claims asserted directly against, resulting directly to, imposed directly upon or incurred or suffered directly by the Stockholders as a result of or arising from the Taxes of the Target or its Subsidiaries for any Tax period that begins after the Closing Date and, with respect to any Tax period beginning before and ending after the Closing Date, the portion of such Taxes that relates to the portion of the Tax period beginning after the Closing Date. For the avoidance of doubt, the Parent's liability under this Section 8.7(b) shall extend to any Claims of the Stockholders for expenses incurred in responding to an examination, audit, administrative or court proceeding, or other procedure in which a Tax authority seeks to propose an adjustment, that if pursued successfully, would give rise to a liability for Taxes for which the Stockholders would have a Claim under this Section 8.7(b), even if no Tax is ultimately payable as a result of such examination, audit, administrative or court proceeding, or other procedure. The Parent shall be entitled to any refund of Taxes (and applicable interest) of the Target and its Subsidiaries received other than refunds of Taxes to which the Stockholders are entitled under Section 8.7(b).

            (c) Survival. The indemnity provided for in this Section 8.7 shall be separate and independent of any other indemnity provision contained herein and anything in this Agreement to the contrary notwithstanding, shall survive until the expiration of the applicable statutes of limitation, including extensions or waivers thereof referred to above.


                               IX. TERMINATION

      Section 9.1 Termination of this Agreement. The Parent, the Company, and the Target may abandon or terminate this Agreement under the circumstances set forth below at any time prior to the Closing Date, without the approval of their respective boards of directors, members, or stockholders:

            (a) Consent. The Parent, the Company, and the Target may agree in writing to abandon or terminate this Agreement.

            (b)  Breach by the  Target or the  Stockholders.  The Parent and the

      Company may abandon or terminate this Agreement by written notice to the Target if: (i) the representations and warranties of the Target or any Stockholder set forth in this Agreement were incorrect or incomplete, in any material respect, as of the date of execution of this Agreement or will be incorrect or incomplete on the Closing Date as though made as of such dates, or (ii) the Target or any Stockholder fails to perform timely the covenants and obligations that it is required to perform under this Agreement.

            (c) Breach by the Parent or the Company. The Target may abandon or terminate this Agreement by written notice to the Parent and the Company if: (i) the representations and warranties of the Parent or the Company set forth in this Agreement were incorrect or incomplete as of the date of execution of this Agreement or will be incorrect or incomplete on the Closing Date as though made as of such dates, or (ii) the Parent or the Company fail to perform promptly the covenants and obligations that it is required to perform under this Agreement.

            (d) Outside Date. The Parent, the Company, or the Target may abandon or terminate this Agreement by written notice to the other parties to this Agreement if the Closing Date has not occurred on or before May 1, 1996.

      Section 9.2 Effect of Termination. If this Agreement is abandoned or terminated pursuant to Section 9.1(a) or (d), no party to this Agreement shall possess any right against any other party to this Agreement because of such termination. If any of the parties to this Agreement abandon or terminate this Agreement other than pursuant to Section 9.1(a) or (d), however, then each party to this Agreement may pursue any and all remedies that such party may have under this Agreement or at law or in equity with respect to this Agreement and such abandonment or termination.

      Section 9.3 Disclosure of this Agreement. If this Agreement is abandoned or terminated for any reason, the Target and the Stockholders shall not disclose to any Person (a) the contents of the negotiations among the Parent, the Company, the Target, and the Stockholders concerning this Agreement or the Sale, or (b) the terms of this Agreement.


                                  X. GENERAL

     Section 10.1 Amendment. No amendment or modification of any of the provisions of this Agreement shall be effective unless in writing and signed by all of the parties to this Agreement.

      Section 10.2 Attorneys' Fees. If any Lawsuit is commenced to enforce any provision of this Agreement, the prevailing party to such Lawsuit may receive as part of any award, judgment, decision, or other resolution of such Lawsuit its costs and attorneys' fees as determined by the person or body making such award, judgment, decision, or resolution. Should any claim under this Agreement be settled before the commencement of a Lawsuit, the parties in such settlement shall be entitled to include as part of their alleged damages the attorneys' fees incurred in connection with such claim.

      Section 10.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement, but all of which shall constitute one and the same agreement. Any party to this Agreement may execute and deliver this Agreement by an executed signature page transmitted by a facsimile machine, provided that such party promptly thereafter delivers an originally executed signature page. Any failure to deliver such an originally executed signature page after delivering an executed signature page transmitted by a facsimile machine, however, shall not affect the validity, legality, or enforceability of this Agreement.

      Section 10.4 Cumulative Remedies. Any remedy conferred under this Agreement is not exclusive of any other remedy, and each such remedy shall be cumulative and in addition to each other remedy: (a) conferred under this

Agreement, and (b) existing now or hereafter at law or in equity, whether by statute or otherwise. Moreover, any election of one or more remedies by a party to this Agreement shall not constitute a waiver of any other available remedies.

      Section 10.5 Tax Matters. The following provisions shall govern the allocation of responsibility as between the Target and the Stockholders for certain tax matters following the Effective Date:

            (a) Tax Periods Ending On or Before the Closing Date. The Stockholders shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Target and its Subsidiaries for all periods ending on or prior to the Closing Date. The Stockholders shall permit the Company to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Stockholders shall pay all Taxes due with respect to such Tax Returns; provided, however, that the Parent shall reimburse the Stockholders for Taxes of the Target and its Subsidiaries paid after the Closing Date with respect to such periods within fifteen (15) days after payment by the Stockholders of such Taxes to the extent such Taxes are reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Final Balance Sheet.

            (b) Parent. The Parent shall cause the Target and its Subsidiaries to prepare and timely file with the appropriate authorities all Tax Returns required to be filed for the Target and its Subsidiaries for Tax periods ending after the Closing Date and to pay all Taxes due with respect to such Tax Returns, provided that the Stockholders shall reimburse the Parent (in accordance with the procedures set forth in Section 10.5) for any amount owed by the Stockholders pursuant to Section
      8.7 with respect to the Tax periods covered by such Tax Returns.

            (c) Cooperation on Tax Matters. The Parent, the Target and its Subsidiaries and the Stockholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include, without limitation, the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Stockholders agree (A) to retain all books and records with respect to Tax matters pertinent to the Target and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Parent, the Company or Target, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and
      (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Stockholders shall allow the other party to take possession of such books and records.

            (d)   Tax Consents.

                  (i) If any taxing  authority  proposes  any  adjustment  which could, if pursued successfully, give rise to a claim for indemnification against the Stockholders by the Parent or its Affiliates under Section 8.7(a) (a "Stockholders Tax Claim"), a Claim for indemnification against the Parent by the Stockholders under Section 8.7(b) (a "Parent Tax Claim"), or both a Stockholders Tax Claim and a Parent Tax Claim (a "Joint Tax Claim"), then the party hereto first receiving notice of such proposed adjustment (a "Tax Dispute") shall promptly notify the other party hereto in writing of such Tax Dispute.

                  (ii) In case of a Parent Tax Claim,  the Parent shall have the right, at its sole cost and expense, to control the defense, prosecution, settlement or compromise of the Tax Dispute underlying such Parent Tax Claim; provided, however, that the Parent will not, without the Stockholders' prior written consent (which consent shall not be unreasonably withheld or delayed), enter into any settlement or compromise of such Tax Dispute.

                  (iii) In the case of a Stockholders Tax Claim, the Stockholders shall have the right, at its sole cost and expense, to control the defense, prosecution, settlement or compromise of the Tax Dispute underlying such Stockholders Tax Claim; provided, however, that the Stockholders will not, without the Parent's prior written consent (which consent shall not be unreasonably withheld or delayed), enter into any settlement or compromise of such Tax Dispute.

                  (iv) In the case of a Joint  Tax  Claim,  the  Parent  and the
            Stockholders shall first attempt to separate such Joint Tax Claim into two, one involving the Parent Tax Claim portion thereof (which shall be subject to the provisions of Section 10.5(d)(ii)) and the other involving the Stockholders Tax Claim portion thereof (which shall be subject to the provisions of Section 10.5(d)(iii)). If the Parent and the Stockholders are not successful in accomplishing such separation, the Parent and the Stockholders shall consult and cooperate in good faith with each other in controlling such audit, examination, investigation, or administrative, court or other proceeding, shall not compromise or settle such Joint Tax Claim without the other's prior written consent (which consent shall not be unreasonably withheld or delayed), and shall share the costs and expenses associated with such Joint Tax Claim on such equitable basis as the parties shall mutually agree. If the Parent and the Stockholders cannot agree with respect to any matter involving any Joint Tax Claim, the Parent and the Stockholders shall jointly engage independent tax counsel that is mutually acceptable to the Parent and the Stockholders to make its decision with respect to such matter, which decision shall be final and binding on the Parent and the Stockholders. The Parent shall bear and pay one-half of the fees and other costs charged by such counsel and the Stockholders shall bear and pay one-half of the fees and other costs charged by such counsel.

                  (v) The party hereto that  controls the Tax Dispute  under the provisions of Section 10.5(d)(ii), 10.5(d)(iii) or 10.5(d)(iv) shall keep the other party hereto informed of all events and developments relating to such Tax Dispute, and the other party hereto, or its authorized representatives, shall be entitled, at its own expense, to attend (but not control) all conferences, meetings and proceedings relating to such Tax Dispute.

                  (vi) Failure to notify a party  hereto of a Tax Dispute  shall not relieve such party of any liability which it may have under this
            Section 10.5 except and only to the extent of any damages, including without limitation any material prejudice to such party's right to contest any claim giving rise to indemnity herein, to such party caused by such failure.

            (e) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the Sale pursuant to this Agreement shall be paid by the Stockholders when due, and the Stockholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Parent, the Company and the Target will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

     Section 10.6 Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth below:

            (a) Adjusted Net Income. The term "Adjusted Net Income" shall mean the net income of the Target derived from the Current Hospital Contracts (and, with respect to Adjusted Net Income computed for the purpose of determining Incentive Earnout Payments pursuant to Section 2.7 only, any potential hospital contract described on Schedule 10.6(a)) determined under generally accepted accounting principles applied on a basis consistent with the Target's past practices, before any deduction for the amortization of any goodwill or other intangible asset recognized in connection with the Sale, any interest expense, and any income tax benefit or expense. When determining the Adjusted Net Income, only direct overhead attributable to the Hospital Contracts shall be deducted. Moreover, if the Target assigns or otherwise transfers any Hospital Contract to another Affiliate of the Parent, the Adjusted Net Income shall continue to be determined as if the Target still held such contract.

            (b) Affiliate. The term "Affiliate" with respect to a Person shall mean any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person. The term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract, or otherwise.

            (c) Alternate Certified Public Accountants. The term "Alternate Certified Public Accountants" shall mean the firm of Deloitte & Touche.

            (d) Applicable Law. The term "Applicable Law" shall mean any applicable decree, injunction, judgment, law, order, ordinance, regulation, rule, statute, or writ of any federal, state, local, or foreign governmental entity (or any agency, department, or political subdivision of any governmental entity), including any such law relating to: (i) providing Emergency Department Services or otherwise relating to any hospital or other health care facility, (ii) practicing medicine, or
      (iii) providing any product or service with respect to any of the activities described in clauses (i) or (ii) of this Section 10.6(d).

            (e) Business Day. The term "Business Day" shall mean a day that is not a Sunday, Saturday, or holiday when banks in the State of Illinois are required or permitted to be closed.

            (f) Certified Public Accountants. The term "Certified Public Accountants" shall mean the firm of Ernst & Young LLP.

            (g) Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended by any successor provision of Applicable Law.

            (h) Claim. The term "Claim" shall mean any action, assessment, cause of action, charge, claim, counterclaim, defense, demand, expense, fine, interest, inquiry, investigation, judgment, legal action, litigation, liability joint or several), obligation, payment, penalty, proceeding, or suit (including reasonable fees and expenses of attorneys, accountants, other professional advisors, and expert witnesses and costs of investigation and preparation) of any kind or nature whatsoever.

            (i) Confidential Information. The term "Confidential Information" shall mean information concerning: (i) the Target's assets, cash flows, business, financial condition, operations, or prospects, (ii) the Hospital Contracts and the Physician Contracts, (iii) the contents of the negotiations among the Parent, the Company, the Target, and the Stockholders concerning this Agreement and the Sale, and (iv) the terms of this Agreement.

            (j) Contract. The term "Contract" shall mean any Hospital Contract, Physician Contract, or Other Contract.

            (k) Document. The term "Document" with respect to any Person shall mean any agreement, authorization, commitment, contract, decree, deed of trust, franchise, instrument, judgment, lease, license, mortgage, order, permit, or other document or obligation to which such Person is a party or by which such Person's assets are bound.

            (l) Emergency Department Services. The term "Emergency Department Services" shall mean all services required in connection with the operation of an emergency department of a health care facility, including but not limited to the staffing and scheduling of continuous 24-hour emergency physician coverage, the establishment of a schedule of usual and customary fees and the administration of such schedule, the maintenance of medical records that adequately reflect the quality of care rendered and instructions given to patients, and maintaining within such emergency department the standards of professional practice as set forth in the medical staff bylaws, rules, and regulations of the health care facility and in accordance with the ethical and professional standards of the Joint Commission on Accreditation of Health care Organizations.

            (m) Environmental Law. The term "Environmental Law" shall mean any applicable federal, state, local, or foreign regulation, rule, or statute relating to an environmental, health, industrial hygiene, pollution, or safety matter, including the Comprehensive Environmental Response, Compensation and Liability Act.

            (n) Law Affecting Creditors' Rights. The term "Law Affecting Creditors' Rights" shall mean any bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium, or other law affecting the enforcement of creditors' rights generally, including any general principles of equity.

            (o) Lawsuit. The term "Lawsuit" shall mean any action, charge, claim, counterclaim, decree, injunction, inquiry, investigation, legal action, litigation, order, proceeding, suit, or writ.

            (p) Lien. The term "Lien" shall mean any charge, claim, equity, judgment, lease, liability, license, lien, mortgage, pledge, restriction, security interest, Tax lien, option, right of first refusal, right to acquire, restrictions (whether on issuance, voting, sale, transfer, disposition or otherwise) or encumbrance of any kind.

            (q) Material Adverse Change. The term "Material Adverse Change" with respect to any Person shall mean that such Person has: (i) undergone a material adverse change with respect to its assets, cash flows, business, financial condition, operations, or prospects, (ii) breached or defaulted under a material Document to which it is a party or by which any of its assets are bound, (iii) become a party to a Lawsuit that could have a significant and detrimental effect upon it, or (iv) combined, split, or otherwise reclassified its capital stock or other equity interests.

            (r) Material of Environmental Concern. The term "Material of Environmental Concern" shall mean any contaminate, substance, or waste that is designated, listed, or regulated as hazardous or toxic under any Environmental Law or subject to remedial obligations under any Environmental Law.

            (s) Non-Compete Period. The term "Non-Compete Period" with respect to any Stockholder shall mean the period beginning on the Closing Date and ending on the later of (i) the third (3rd) anniversary of the Closing Date; provided that if during any period any Stockholder is in breach or violation of the Covenant Not to Compete, the Non-Compete Period shall be extended by a period equal to the period of such breach or violation.

            (t) Person. The term "Person" shall mean an association, business trust, corporation, estate, general partnership, governmental entity (or any agency, department, or political subdivision of a governmental entity), individual, joint stock company, joint venture, limited liability company, limited partnership, professional association, professional corporation, trust, or any other organization or entity.

            (u) Subsidiary. The term "Subsidiary" shall mean each Person described on Schedule 5.2(f) and any corporation or other entity that has at any time within the five (5) year period preceding the Effective Date joined in the filing of a consolidated federal income tax return with the Target.

            (v) Tax. The term "Tax" shall mean any federal, state, local, foreign, or other ad valorem, customs, documentary, duty, employment, excise, franchise, gross income, gross receipts, lease, license, net income, payroll, premium, profits, property, occupation, sales, service, service use, stamp, severance, transaction privilege, transfer, use, or withholding tax or other assessment, charge, fee, impost, levy, or tax of any kind whatever, together with any related interest and penalties.

            (w) Tax Return. The term "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      Section 10.7 Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties to this Agreement and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter contained in this Agreement.

      Section 10.8 Expenses. Each party to this Agreement shall bear its own accounting and legal fees and other costs and expenses with respect to the negotiation and preparation of this Agreement and the consummation of the Sale. The Stockholders shall bear any Tax imposed in connection with the issuance of the Parent Shares to them pursuant to this Agreement.

      Section 10.9 Further Assurances. Each party to this Agreement covenants that it will execute and deliver to the other parties to this Agreement such certificates, documents, and instruments, and do such acts, as may be required to carry out the intent and purposes of this Agreement.

     Section 10.10 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER THE APPLICABLE
PRINCIPLES OF CONFLICTS OF LAW OF THE STATE OF DELAWARE EXCEPT FOR THOSE PROVISIONS OF THE ILLINOIS ACT WHICH ARE APPLICABLE SOLELY TO THE SALE OF STOCK OF A DOMESTIC ILLINOIS CORPORATION, AS SET FORTH HEREIN, WHICH SHALL BE GOVERNED BY THE ILLINOIS ACT.

      Section 10.11 Headings. Article and section headings are used in this Agreement only as a matter of convenience, are not a part of this Agreement, and shall not have any effect upon the construction or interpretation of this Agreement.

      Section 10.12 No Assignment. No party to this Agreement may assign its benefits or delegate its duties under this Agreement without the prior written consent of each other party to this Agreement, provided that the Company and the Target (after the Sale) may assign their respective rights and delegate their respective duties under this Agreement to another Affiliate of the Parent without obtaining the consent of any other party to this Agreement, and, notwithstanding any provision herein to the contrary, nothing herein shall prohibit, affect or otherwise impair the ability of the Target to transfer all or any part of the assets of the Target subsequent to the Effective Date. If the Company or the Target assigns its rights and delegates its duties to another Affiliate of the Parent, then the Company or the Target, as the case may be, shall be released from all of its obligations under this Agreement and such Affiliate shall be responsible for such obligations.

      Section 10.13 No Third-Party Beneficiaries. Except with respect to the Company Indemnitees, the Target Indemnitees, and any permitted assignees, this Agreement is solely for the benefit of the parties to this Agreement and no other Person shall have any right, interest, or claim under this Agreement.

      Section 10.14 Notices. All notices and other communications in connection with this Agreement shall be in writing and deemed to have been received on the day of delivery if delivered by hand, overnight express, regular mail, or facsimile transmission, or three days after the date of posting if mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to each party at its address set forth below (or to such other address to which such party has notified each other party in accordance with this
Section 10.14 to send such notices or communications):

      Parent:                       EmCare Holdings Inc.
                                    1717 Main Street, Suite 5200
                                    Dallas, Texas  75201
                                    Attn:  Mr. William F. Miller III
                                    Telephone No. (214) 712-2000
                                    Facsimile No. (214) 712-2041

      Company:                      EmCare Acquisition, Inc.
                                    1717 Main Street, Suite 5200
                                    Dallas, Texas  75201
                                    Attn:  Mr. William F. Miller III
                                    Telephone No. (214) 712-2000
                                    Facsimile No. (214) 712-2041

      Target:                       Medical Emergency Service Associates,
                                    (MESA), S.C.
                                    4215 Kirchoff Road
                                    Rolling Meadows, Illinois 60008
                                    Attn:  Telephone No.
                                    Facsimile No.

      Payment Agent:                Mazzeffi & Company
                                    1435 South Roselle Road
                                    Schaumburg, Illinois 60193
                                    Attn:  Lawrence J. Mazzeffi
                                    Telephone No. (708) 980-5610
                                    Facsimile No. (708) 980-9054

      Stockholder Representative:   Mazzeffi & Company
                                    1435 South Roselle Road
                                    Schaumburg, Illinois 60193
                                    Attn:  Lawrence J. Mazzeffi
                                    Telephone No. (708) 980-5610
                                    Facsimile No. (708) 980-9054

      Section 10.15 Performance on Business Days. If any event or the expiration of any period provided for in this Agreement is scheduled to occur or expire on a day that is not a Business Day, such event shall occur or such period shall expire on the next succeeding day that is a Business Day.

      Section l0.16 Plural and Singular Words. Whenever the plural of a word is used in this Agreement, that word shall, if appropriate, include the singular of that word. Whenever the singular of a word is used in this Agreement that word shall, if appropriate, include the plural of that word.

      Section 10.17 Pronouns. Whenever a pronoun of a particular gender is used in this Agreement, that pronoun shall, if appropriate, also refer to the other gender and the neuter. Whenever a neuter pronoun is used in this Agreement, that pronoun shall, if appropriate, also refer to the masculine and feminine gender.

      Section 10.18 Schedules. All references in this Agreement to Schedules shall mean the schedules identified in this Agreement, which are incorporated into this Agreement and shall be deemed a part of this Agreement for all purposes. A disclosure of an item in a Schedule or under a heading in a Schedule corresponding to a particular Section or Subsection of this Agreement, or a separate disclosure item within such a Section or Subsection, shall not be a disclosure under: (a) any other Schedule, (b) any other Section or Subsection of this Agreement, or separate disclosure item within such a Section or Subsection, or (c) any other disclosure item of such Schedule. The Target has delivered to the Parent and the Company a correct and complete copy of each Document or other item described on each schedule to this Agreement.


      Section 10.19 Set-Off.  The Parent,  the Company and the Target (after the
Sale) may set-off any amounts that any Stockholder owes to any of them (whether because of the breach of any representation, warranty, or covenant contained in this Agreement, any liability arising under Section 8.7, or otherwise) against any amounts that the Parent, the Company or the Target (after the Sale) owes to any Stockholder (including amounts owed in the form of Parent Shares to be delivered to the Payment Agent after the Closing Date).

      Section 10.20 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability (but shall be construed and given effect to the extent possible), without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

      Section 10.21 Specific Performance. The parties to this Agreement acknowledge that the benefits that they will each derive from the Sale are unique and irreplaceable. Accordingly, if any party to this Agreement improperly abandons or terminates this Agreement, the other parties to this Agreement shall be entitled to seek an order from a court of competent jurisdiction requiring such party to perform this Agreement and consummate the Sale.

      Section 10.22 Successors. This Agreement shall be binding upon and shall inure to the benefit of each party to this Agreement and its heirs, legal representatives, permitted assigns, and successors, provided that this Section
10.22 shall not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment of other transfer is not otherwise permitted under this Agreement.

      Section 10.23 Survivability. The agreements, covenants, indemnity obligations, representations and warranties, and other terms of this Agreement applicable to each party to this Agreement other than the Target shall survive the Sale. Any agreements, covenants, indemnity obligations, representations and warranties, and other terms of this Agreement applicable to the Target shall expire upon consummation of the Sale, and following the Sale any such provisions for which the Target and the Stockholders were jointly and severally responsible shall be the joint and several responsibility of the Stockholders only.

      Section 10.24 Waiver. No provision of this Agreement shall be considered waived unless such waiver is in writing and signed by each party to this Agreement that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, shall be deemed a waiver of a subsequent breach of such provision (or right arising under such provision) or a waiver of a similar provision. Moreover, a waiver of any breach or a failure to enforce any term or condition of this Agreement shall not in any way affect, limit, or waive a party's rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

              [SIGNATURES INTENTIONALLY APPEAR ON THE NEXT PAGE]

      IN WITNESS WHEREOF, each party hereto has executed and delivered this Agreement as of the date first written above.

                                    PARENT:

Date:  April 30, 1996               EMCARE HOLDINGS INC.

                                    By:    /s/ William F. Miller, III
                                           --------------------------
                                    Name:  William F. Miller, III
                                    Title: President


                                    COMPANY:

Date:  April 30, 1996               EMCARE, INC.

                                    By:    /s/ Leonard M. Riggs, Jr., M.D.
                                           -------------------------------
                                    Name:  Leonard M. Riggs, Jr., M.D.
                                    Title: Chairman



                                     TARGET:

Date:  April 30, 1996               MEDICAL EMERGENCY SERVICE
                                    ASSOCIATES (MESA), S.C.

                                    By:    /s/ George M. Gallant, M.D.
                                           ---------------------------
                                    Name:  George M. Gallant, M.D.
                                    Title: President


                                    STOCKHOLDERS:

Date:  April 30, 1996              /s/ EUFEMIO BELTRAN, M.D
                                   ------------------------
                                    EUFEMIO BELTRAN, M.D.


Date:  April 30, 1996               /s/ SCOTT BETZELOS, M.D.
                                    ------------------------
                                    SCOTT BETZELOS, M.D.



Date:  April 30, 1996               /s/ BRUCE BRANTMAN, M.D.
                                   ------------------------
                                    BRUCE BRANTMAN, M.D.

Date:  April 30, 1996               /s/ MARK DEMUS, M.D.
                                   ------------------------
                                    MARK DEMUS, M.D.



Date:  April 30, 1996               /s/ MICHAEL FRUMKIN, M.D.
                                   ------------------------
                                    MICHAEL FRUMKIN, M.D.



Date:  April 30, 1996               /s/ GEORGE M. GALLANT, M.D.
                                   ----------------------------
                                    GEORGE M. GALLANT, M.D.



Date:  April 30, 1996               /s/ SUSAN GOULD, M.D.
                                   ------------------------
                                    SUSAN GOULD, M.D.



Date:  April 30, 1996               /s/ OSCAR HABHAB, M.D.
                                   ------------------------
                                    OSCAR HABHAB, M.D.



Date:  April 30, 1996               /s/ BASAVARAJ HARALENNE, M.D.
                                   ------------------------------
                                    BASAVARAJ HARALENNE, M.D.



Date:  April 30, 1996               /s/ ROMULO HERNANDEZ, M.D.
                                   ----------------------------
                                    ROMULO HERNANDEZ, M.D.



Date:  April 30, 1996               /s/ ANTHONY HORWITZ, M.D.
                                   ---------------------------
                                    ANTHONY HORWITZ, M.D.



Date:  April 30, 1996               /s/ ALEX JABLONOWSKI, M.D.
                                   ---------------------------
                                    ALEX JABLONOWSKI, M.D.



Date:  April 30, 1996               /s/ ARTURO MENESES, M.D.
                                   --------------------------
                                    ARTURO MENESES, M.D.



Date:  April 30, 1996               /s/ PHILIP K. NEWMAN, M.D.
                                   ----------------------------
                                    PHILIP K. NEWMAN, M.D.

Date:  April 30, 1996               /s/ JOLANTA PECKUS, M.D.
                                   --------------------------
                                    JOLANTA PECKUS, M.D.



Date:  April 30, 1996               /s/ THOMAS J. PEETERS, M.D.
                                   ----------------------------
                                    THOMAS J. PEETERS, M.D.



Date:  April 30, 1996               /s/ NANCY RYAN, M.D.
                                   ------------------------
                                    NANCY RYAN, M.D.



Date:  April 30, 1996               /s/ ANIL SHAH, M.D.
                                   ------------------------
                                    ANIL SHAH, M.D.



Date:  April 30, 1996               /s/ LYMAN TIEMAN, M.D.
                                   ------------------------
                                   LYMAN TIEMAN, M.D.



Date:  April 30, 1996               /s/ STANLEY M. ZYDLO, JR., M.D.
                                   ---------------------------------
                                    STANLEY M. ZYDLO, JR., M.D.

      EXHIBITS "A" THROUGH "J" AND SCHEDULES "2.10" THROUGH "10.6(a)" HAVE
                           BEEN INTENTIONALLY OMITTED